UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On February 27, 2004, R. R. Donnelley & Sons Company (“Parent”) consummated its combination (the “Combination”) with Moore Wallace Incorporated (the “Company”) pursuant to the terms of the previously disclosed Combination Agreement, dated November 8, 2003, as amended by First Amendment to Combination Agreement, dated February 19, 2004 (the “Combination Agreement”), between Parent and the Company. The transactions contemplated by the Combination Agreement were effected through a court-approved plan of arrangement in Canada (the “Arrangement”).

As a result of the Arrangement, a direct, wholly owned subsidiary of Parent will acquire all of the outstanding common shares of the Company in exchange for 0.63 of a share of common stock, par value $1.25 per share, of Parent (including the corresponding percentage of rights to acquire shares of Parent’s Series A Preferred Stock). The transactions contemplated by the Combination Agreement and the Arrangement were adopted and approved at a special meeting of the shareholders of Parent on February 23, 2004 and at a special meeting of the securityholders of the Company on February 23, 2004.

The description of the Combination Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Combination Agreement, which is incorporated herein by reference to Exhibits 2.1 and 2.2 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

MOORE WALLACE INCORPORATED

CONSOLIDATED BALANCE SHEETS

AS AT DECEMBER 31,

(EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

	2003	2002
ASSETS
Current Assets
Cash and cash equivalents	$148,704	$139,630
Accounts receivable, less allowance for doubtful accounts of $22,295 (2002—$19,538)	635,187	341,383
Inventories (Note 4)	246,440	129,889
Prepaid expenses	30,346	17,317
Deferred income taxes (Note 18)	61,656	31,912

Total Current Assets	1,122,333	660,131

Property, plant and equipment—net (Note 5)	583,553	255,722
Assets held for sale (Note 16)	37,844	—
Investments (Note 6)	31,761	32,256
Prepaid pension cost (Note 14)	230,049	221,520
Goodwill (Note 7)	853,136	106,254
Other intangibles—net (Note 7)	187,793	6,434
Deferred income taxes (Note 18)	2,438	53,938
Other assets (Note 8)	171,101	103,504

Total Assets	$3,220,008	$1,439,759

LIABILITIES
Current Liabilities
Bank indebtedness	$56,827	$18,158
Accounts payable and accrued liabilities (Note 9)	668,198	486,507
Short-term debt (Note 10)	7,662	2,135
Income taxes	85,741	58,562
Deferred income taxes (Note 18)	660	3,184

Total Current Liabilities	819,088	568,546

Long-term debt (Note 10)	899,038	187,463
Postretirement benefits (Note 15)	261,525	241,344
Deferred income taxes (Note 18)	107,190	9,482
Other liabilities (Note 11)	103,963	43,776
Minority interest	5,045	6,652

Total Liabilities	2,195,849	1,057,263

SHAREHOLDERS’ EQUITY
Share Capital (Note 12)
Authorized: Unlimited number of preference (none outstanding for 2003 and 2002) and common shares without par value Issued: 159,701,411 common shares in 2003 111,842,348 common shares in 2002	915,500	403,800
Unearned restricted shares	(2,457)	(2,572)
Retained earnings	228,777	114,601
Cumulative translation adjustments (Note 13)	(117,661)	(133,333)

Total Shareholders’ Equity	1,024,159	382,496

Total Liabilities and Shareholders’ Equity	$3,220,008	$1,439,759

See notes to consolidated financial statements

MOORE WALLACE INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,

(EXPRESSED IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE DATA)

	2003	2002	2001
Net sales	$2,872,796	$2,038,039	$2,154,574

Cost of sales	2,035,016	1,390,007	1,552,561
Selling, general and administrative expenses	525,726	459,613	575,586
Provision for (recovery of) restructuring costs—net	6,408	(850)	129,679
Depreciation and amortization (includes impairment charges of $7,169 for 2003, $0 for 2002 and $131,393 for 2001)	125,746	86,746	239,072

	2,692,896	1,935,516	2,496,898

Income (loss) from operations	179,900	102,523	(342,324)

Investment and other income (expense)	(5,382)	3,720	(10,721)
Interest expense—net	54,939	12,145	23,758
Debt settlement and issue costs	7,493	16,746	11,617

Earnings (loss) before income taxes and minority interest	112,086	77,352	(388,420)

Income tax expense (recovery)	(3,344)	2,472	(32,192)
Minority interest	1,254	1,622	1,810

Net earnings (loss)	$114,176	$73,258	$(358,038)
Distribution to certain convertible debenture holders	—	—	15,345

Net earnings (loss) available to common shareholders	$114,176	$73,258	$(373,383)

Net earnings (loss) per common share:
Basic	$0.81	$0.66	$(4.21)
Diluted	$0.81	$0.64	$(4.21)
Average shares outstanding (in thousands):
Basic	140,854	111,556	88,648
Diluted	141,643	114,022	88,648

See notes to consolidated financial statements

MOORE WALLACE INCORPORATED

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

YEARS ENDED DECEMBER 31,

(EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

	2003	2002	2001
Balance at beginning of the year	$114,601	$51,666	$431,821
Net earnings (loss)	114,176	73,258	(358,038)

	228,777	124,924	73,783
Repurchase of common shares (1,069,700 in 2002)	—	10,323	—
Subordinated convertible debentures	—	—	17,694
Dividends (5¢ per share in 2001)	—	—	4,423

Balance at end of year	$228,777	$114,601	$51,666

See notes to consolidated financial statements

MOORE WALLACE INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,

(EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

	2003	2002	2001
OPERATING ACTIVITIES
Net earnings (loss)	$114,176	$73,258	$(358,038)
Items not affecting cash resources:
Depreciation and amortization	125,746	86,746	239,072
Net (gain) loss on sale and write-off of investment and other assets	(650)	(5,929)	5,824
Acquisition related charges:
Inventory and backlog	38,590	—	—
Derivative charges—net	3,925	—	—
Write-off of deferred debt issue costs	7,493	—	—
Deferred income taxes	(24,081)	(25,996)	(35,103)
Pension settlement—net	—	—	96,605
Provision for (recovery of) restructuring costs—net	6,408	(850)	129,679
Debt settlement and issue costs	—	16,746	11,617
Restricted share compensation	1,027	1,093	—
Other	4,887	(10,804)	3,048
Changes in operating assets and liabilities:
Accounts receivable—net	(18,304)	(638)	44,684
Inventories	(7,835)	6,026	21,037
Prepaid expenses	(4,946)	(3,777)	9,148
Accounts payable and accrued liabilities	(46,638)	(9,741)	(19,378)
Income taxes	16,125	32,133	(4,417)
Other	(3,343)	128	(6,657)

Net cash provided by operating activities	212,580	158,395	137,121

INVESTING ACTIVITIES
Property, plant and equipment—net	(51,500)	(8,941)	(37,072)
Long-term receivables and other investments	(27,766)	(5,028)	(3,489)
Acquisition of businesses—net of cash acquired	(870,391)	(65,966)	(14,565)
Proceeds from sale of investment and other assets	31,417	—	38,495
Software expenditures	(5,467)	(10,958)	(6,517)
Other	3,549	(1,615)	1,210

Net cash used by investing activities	(920,158)	(92,508)	(21,938)

FINANCING ACTIVITIES
Dividends paid	—	—	(8,846)
Net change in short-term debt	527	(15,899)	15,325
Proceeds from issuance of long-term debt	1,010,280	200,000	7,963
Payments on long-term debt	(309,372)	(140,264)	(104,166)
Debt issue costs	(33,972)	—	—
Issuance (repurchase) of common shares—net	11,884	(7,949)	—
Other	(1,678)	(8,827)	(3,344)

Net cash provided (used) by financing activities	677,669	27,061	(93,068)

Effect of exchange rate on cash resources	314	(150)	(551)
(Decrease) increase in cash resources	(29,595)	92,798	21,564
Cash resources at beginning of year(a)	121,472	28,674	7,110

Cash resources at end of year(a)	$91,877	$121,472	$28,674

Supplemental disclosure of cash flow information:
Interest paid—net	$29,154	$13,324	$26,594

Income taxes (refunded) paid—net	(18,926)	(1,041)	3,425

(a)	Cash resources are defined as cash and cash equivalents less bank indebtedness.

See notes to consolidated financial statements

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE INDICATED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

Moore Wallace Incorporated is a corporation continued under the Canada Business Corporations Act. The consolidated financial statements, which are prepared in accordance with Canadian generally accepted accounting principles (GAAP), include the accounts of Moore Wallace Incorporated and its subsidiaries. The Corporation does not have any investments in unconsolidated special purpose entities or variable interest entities. All intercompany transactions have been eliminated. Comparative figures have been reclassified in the prior years where appropriate to conform to current year presentation. Significant differences between Canadian and U.S. GAAP are discussed in Note 24.

On May 15, 2003, the Corporation acquired (the “Acquisition”) all of the outstanding shares of Wallace Computer Services, Inc. (“Wallace”), a leading provider of printed products and print management services (see Note 3). The Corporation’s results of operations for the year ended December 31, 2003 include the results of Wallace from May 15, 2003 (“the acquisition date”).

REVENUE RECOGNITION

The Corporation recognizes revenue for the majority of its products upon shipment to the customer and the transfer of title. Under agreements with certain customers, custom forms may be stored by the Corporation for future delivery. In these situations, the Corporation receives a logistics and warehouse management fee for the services provided. In these cases, delivery and billing schedules are outlined with the customer and product revenue is recognized when manufacturing is complete, title transfers to the customer, the order is invoiced and there is reasonable assurance of collectability. Since the majority of products are customized, product returns are not significant; however, the Corporation accrues for the estimated amount of customer credits at the time of sale.

Revenue from services is recognized as services are performed. Long-term product contract revenue is recognized based on the completed contract method or percentage of completion method. The percentage of completion method is used only for contracts that will take longer than three months to complete, and project stages are clearly defined and can be invoiced. The contract must also contain enforceable rights by both parties. Revenue related to short-term service contracts and contracts that do not meet the percentage of completion criteria is recognized when the contract is completed.

TRANSLATION OF FOREIGN CURRENCIES

The consolidated financial statements are expressed in United States dollars because a significant part of the Corporation’s net assets and earnings are located or originate in the United States. Except for the foreign currency financial statements of subsidiaries in countries with highly inflationary economies, Canadian and other foreign currency financial statements are translated into United States dollars on the following bases: all assets and liabilities at the year-end exchange rates; income and expenses at average exchange rates during the year. Net unrealized exchange adjustments arising on translation of foreign currency financial statements are reported as cumulative translation adjustments, a component of shareholders’ equity.

The foreign currency financial statements of subsidiaries in countries with highly inflationary economies are translated into United States dollars using the temporal method whereby monetary items are translated at current exchange rates, and non-monetary items are translated at historical exchange rates. In 2001, Venezuela was the only highly inflationary economy in which the Corporation operated. In 2002, Venezuela’s economy was no longer considered highly inflationary and the impact of this change in method of translation was not material to the consolidated financial statements.

Exchange losses or gains related to the translation of transactions denominated in foreign currencies are included in earnings. Amounts included in investment and other income for 2003 and 2002 were not material. In 2002, the Corporation adopted the recommendations of the Canadian Institute of Chartered Accountants (“CICA”) amended Handbook Section 1650, Foreign Currency Translation. The impact of the adoption of the standard was not material.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FINANCIAL INSTRUMENTS

The Corporation enters into forward exchange contracts to hedge exposures resulting from foreign exchange fluctuations in the ordinary course of business. The contracts are normally for terms of less than one year and are used to mitigate the affect of fluctuations in foreign currencies. The unrealized gains and losses on outstanding contracts are included in investment and other income (expense). The Corporation uses interest rate swap agreements to manage its interest rate risk by balancing its exposure to fixed and variable interest rates while attempting to minimize interest costs (see Note 10).

At December 31, 2003, the aggregate amount of forward exchange contracts was $15,769 (2002—$13,648). Gains and losses from foreign exchange contracts for all years presented were not significant.

The Corporation may be exposed to losses if the counterparties to the above contracts fail to perform. The Corporation manages this risk by dealing only with what it believes to be financially sound counterparties and by establishing dollar and term limits for each counterparty. The Corporation does not use derivative financial instruments for trading or speculative purposes.

Short-term securities are highly liquid and consist of investment grade instruments in governments, financial institutions and corporations.

Unless otherwise disclosed in the notes to the consolidated financial statements, the estimated fair value of financial assets and liabilities approximates carrying value.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with a maturity of three months or less.

INVENTORIES

Inventories of raw materials and work-in-process are valued at the lower of cost or replacement cost and inventories of finished goods at the lower of cost or net realizable value. In the United States, the cost of certain inventories is determined on the last-in, first-out (LIFO) basis. The cost of all other inventories is determined on the first-in, first-out (FIFO) basis.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

Property, plant and equipment are stated at historical cost and are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives of buildings range from 20 to 50 years and from 3 to 17 years for machinery and equipment. All costs for repairs and maintenance are expensed as incurred. Gains or losses on the disposal of property, plant and equipment are included in investment and other income and the cost and accumulated depreciation related to these assets are removed from the accounts.

The Corporation reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. The Corporation then compares expected future undiscounted cash flows to be generated by the asset to its carrying value. If the carrying value exceeds the sum of the future undiscounted cash flows, the asset would be adjusted to its net recoverable amount and an impairment loss would be charged to operations in the period identified.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess cost of an acquired entity over the fair value assigned to the identifiable net assets acquired. Goodwill from acquisitions that occurred prior to July 1, 2001 was amortized over its useful life on a straight-line basis, not to exceed 40 years. Goodwill from acquisitions subsequent to July 1, 2001 is not amortized. Effective January 1, 2002, all goodwill ceased to be amortized.

Identifiable intangible assets are recognized apart from goodwill and are amortized over their estimated useful lives, except for identifiable intangible assets with indefinite lives, which are not amortized.

Goodwill and identifiable intangible assets are reviewed annually for impairment, or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable. In the absence of comparable market valuations, the Corporation compares expected future undiscounted cash flows to be generated by the asset or related reporting unit to its carrying value. If the carrying value exceeds the sum of the future undiscounted cash flows, the Corporation would perform an additional fair value measurement calculation to determine the impairment loss, which would be charged to operations in the period identified.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

AMORTIZATION

Deferred charges include certain costs to acquire and develop internal-use computer software, which is amortized over its estimated useful life using the straight-line method, up to a maximum of seven years.

Deferred debt issue costs are amortized over the term of the related debt.

PENSION AND POSTRETIREMENT PLANS

The Corporation records annual amounts relating to its pension and postretirement plans based on calculations specified by GAAP, which include various actuarial assumptions, including discount rates, assumed rates of return, compensation increases, turnover rates and healthcare cost trend rates. The Corporation reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. The effect of modifications is generally recorded or amortized over future periods. The Corporation believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience, market conditions and input from its actuaries and investment advisors.

INCOME TAXES

The Corporation applies the liability method of tax allocation for accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in income tax rates on deferred income tax liabilities and assets is recognized in income in the period that the change occurs. No provision has been made for taxes on undistributed earnings of subsidiaries not currently available for paying dividends as such earnings have been reinvested in the business.

STOCK-BASED COMPENSATION

The Corporation has stock-based compensation plans as described in Note 12. The Corporation accounts for stock options using the intrinsic value method. Stock options generally do not give rise to compensation expense as they have an exercise price equal to the fair market value at dates of grant. Stock option compensation expense was not significant in 2003. In 2002 and 2001, no compensation expense was recognized. See Notes 12 and 24 for the pro forma effect of accounting for stock options under the fair value method for both Canadian and U.S. GAAP, respectively.

The Corporation also awards restricted common shares. Compensation expense is measured based upon the fair value on the date of issue and is recognized as the shares vest (see Note 12).

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. Estimates are used when accounting for items and matters including, but not limited to, allowance for uncollectible accounts receivable, inventory obsolescence, amortization, asset valuations, employee benefits, taxes, restructuring and other provisions and contingencies.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

2. CHANGES IN ACCOUNTING POLICIES

CICA ACCOUNTING GUIDELINE NO. 14 DISCLOSURE OF GUARANTEES

Effective January 1, 2003, the Corporation adopted CICA Accounting Guideline No. 14, Disclosure of Guarantees (AcG-14), which requires financial statement disclosures to be made by a guarantor about its obligations under contracts that contain guarantees. Significant guarantees that have been entered into by the Corporation are disclosed in Notes 10 and 22.

CICA SECTION 3062, 3063 AND 3475 IMPAIRMENT OF LONG-LIVED ASSETS, DISPOSAL OF LONG-LIVED ASSETS AND DISCONTINUED OPERATIONS AND GOODWILL AND OTHER ASSETS

In 2002, the CICA Handbook Sections 3063, Impairment of Long Lived Assets, and 3475, Disposal of Long Lived Assets and Discontinued Operations, were issued. The standards require an impairment loss to be recognized when the carrying amount of an asset held for use exceeds the sum of undiscounted cash flows. The impairment loss would be measured as the amount by which the carrying amount exceeds the fair value of the asset. An asset held for sale is to be measured at the lower of carrying cost or fair value less cost to sell. In addition, this guidance broadens the concept of a discontinued operation and eliminates the ability to accrue operating losses expected between the measurement date and the disposal date. CICA Handbook Section 3063 is effective for fiscal years beginning on or after April 1, 2003, and CICA Handbook Section 3475 applies to disposal activities initiated by an enterprise’s commitment to a plan on or after May 1, 2003. The Corporation adopted these standards during 2003.

On January 1, 2002, the Corporation adopted the recommendations of CICA Handbook Section 3062, Goodwill and Other Intangible Assets. Under this standard goodwill from acquisitions subsequent to July 1, 2001 is not amortized but is subject to an annual impairment test. Effective January 1, 2002, all goodwill ceased to be amortized and is subject to an annual impairment test.

This standard requires reclassification of identifiable intangibles separately from previously reported goodwill. This standard also requires goodwill and identifiable intangible assets to be reviewed annually for impairment, and more frequently if events or changes in circumstances indicate their carrying values may not be recoverable.

The transitional impairment testing required by this standard had no impact on the Corporation’s consolidated financial position and result of operations since the carrying amounts of goodwill and other intangible assets did not exceed their fair values.

CICA SECTION 1581 BUSINESS COMBINATIONS

In 2002, the Corporation adopted CICA Handbook Section 1581, Business Combinations. The standard requires that all business combinations be accounted for using the purchase method of accounting. This standard had no material impact on its consolidated financial condition or results of operations.

CICA SECTION 1650 FOREIGN CURRENCY TRANSLATION

Effective January 1, 2002, the Corporation adopted the provisions amending CICA Handbook Section 1650, Foreign Currency Translation. The amendment eliminates the deferral and amortization of unrealized translation gains and losses on non-current monetary assets and liabilities and requires that exchange gain or loss arising on translation of a foreign currency denominated non-monetary item carried at market be included in income in the current reporting period. The adoption of this standard did not have a material impact on the Corporation’s consolidated financial condition or results of operations.

CICA SECTION 3870 STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS

Effective January 1, 2002, the Corporation adopted CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments. The recommendations establish standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. It applies to transactions, including non-reciprocal transactions, in which an enterprise grants shares of common stock, stock options, or other equity instruments, or incurs liabilities based on the price of common stock or other equity instruments. Effective January 1, 2004, the standard will require fair value measurement and recognition of equity instruments awarded to employees and the cost of services received as consideration. A pro forma disclosure of net income and earnings per share using the fair value based method of accounting has been presented for the required periods.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

3. ACQUISITIONS AND PENDING COMBINATION

On May 15, 2003, the Corporation acquired all of the outstanding shares of Wallace, a leading provider of printed products and print management services, in exchange for consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace. The aggregate consideration to the Wallace shareholders was $1.1 billion and was comprised of a cash payment of $609.7 million and 44,458,825 common shares of the Corporation with a fair value of $471.7 million. The fair value of the Corporation’s shares was based upon the actual number of shares issued to the Wallace shareholders using the average closing trading price of the Corporation’s common shares on the NYSE during a five-day trading period beginning two days prior to the announcement of the merger agreement on January 17, 2003. The total purchase price of $1.3 billion also included $218.2 million for the settlement of Wallace debt and other liabilities, and direct acquisition costs to date of $20.2 million.

The transaction was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of the Acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed was recorded as goodwill. The purchase price was allocated, based on the Corporation’s estimates, which included valuations and appraisals, as follows:

Accounts receivable	$238,321
Inventory	137,562
Customer backlog	3,790
Other current assets	13,350
Property, plant and equipment—net	388,266
Long-term and other assets	38,583
Capitalized software	45,400
Amortizable intangible assets	60,454
Intangible assets with indefinite lives	89,200
Goodwill	698,515
Accounts payable and accrued liabilities	(184,479)
Short-term and long-term debt	(16,189)
Postretirement and pension benefits	(50,915)
Deferred taxes—net	(122,929)
Other long-term liabilities	(19,031)

Total purchase price—net of cash acquired	$1,319,898

PRO FORMA RESULTS (unaudited)

The following unaudited pro forma financial information presents the combined results of operations of the Corporation and Wallace as if the Acquisition had occurred as of the beginning of the periods presented. The historical results for 2003 include the results of Wallace from the acquisition date. The pro forma results for 2003 combine the results of the Corporation for 2003 and the historical results of Wallace from January 1, 2003 through May 15, 2003. Due to the different historical fiscal period-ends for Moore and Wallace, the pro forma results for 2002 combine the historical results of Moore for 2002 and the historical results of Wallace for the twelve months ended October 31, 2002. The unaudited pro forma financial information is not intended to represent or be indicative of the Corporation’s consolidated results of operations or financial condition that would have been reported had the Acquisition been completed as of the beginning of the periods presented and should not be taken as indicative of the Corporation’s future consolidated results of operations or financial condition. Pro forma adjustments are tax effected at the Corporation’s statutory tax rate.

	2003	2002
Net sales	$3,413,804	$3,560,165
Net earnings	130,200	52,318
Net earnings per share:
Basic	$0.83	$0.34
Diluted	$0.82	$0.33

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

3. ACQUISITIONS AND PENDING COMBINATION (continued)

The unaudited pro forma financial information in both 2003 and 2002 includes $8,752 for the amortization of purchased intangibles. The unaudited pro forma financial information also includes the following non-recurring charges: acquisition related charges of $67,896 for 2003 and 2002; and net restructuring charges of $6,408 and $40,518 for 2003 and 2002, respectively.

OTHER ACQUISITIONS

On December 31, 2003, the Corporation acquired all of the outstanding shares of Payment Processing Solutions, Inc. (“PPS”), a processor of printed statements, in exchange for total consideration of $82,611, net of cash acquired of $9,338. Consideration was comprised of a cash payment of $5,331 and the issuance of 1,580,213 shares of the Corporation with a fair value of $27,195. The fair value of the Corporation’s common shares was based upon the actual number of shares issued to the PPS shareholders using the average closing trading price of the Corporation’s common shares on the New York Stock Exchange (“NYSE”) during a five-day trading period beginning two days prior to the announcement of the acquisition agreement on November 26, 2003. The total purchase price also included $25,625 for the settlement of PPS debt and other liabilities, and direct acquisition costs to date of $583. In addition, at December 31, 2003, the Corporation has recorded a current liability to PPS shareholders for consideration outstanding of $33,215. Under the terms of the PPS acquisition agreement, the majority shareholder of PPS had a right to defer receipt of a portion of the cash consideration owed to them in connection with the sale and request that the Corporation seek the approval of the Corporation’s shareholders to allow settlement in common shares instead of cash. The shareholder vote occurred on February 23, 2004 and the settlement of the liability in common shares instead of cash was approved. On February 25, 2004, the Corporation issued 2,233,989 common shares to the PPS shareholders. The allocation of the purchase price is preliminary and subject to change, based upon the determination and receipt of additional information, including the finalization of the fair value of real and personal property acquired and the recognition of certain liabilities in connection with the acquisition. The allocation of the purchase price to the assets acquired and liabilities assumed at their fair values at the date of acquisition, based on preliminary valuations and appraisals, was as follows:

Working capital, other than cash	$6,378
Property, plant and equipment	12,332
Other assets	969
Amortizable intangible assets	31,542
Intangible asset with indefinite life	6,400
Goodwill	44,447
Other liabilities	(1,364)
Deferred taxes—net	(18,093)

Purchase price-net of cash acquired	$82,611

The majority shareholder of PPS was Greenwich Street Capital Partners (“GSC Partners”). Alfred C. Eckert III, the chairman and chief executive officer of GSC Partners, is also the chairman of the Corporation’s Board of Directors. Mr. Eckert also holds the following positions with the Greenwich Street Funds: (i) a managing member of Greenwich Street Investments II, L.L.C., which is the general partner of the Greenwich Street Funds, (ii) a senior limited partner of GSCP (NJ), L.P. and (iii) an executive officer of GSCP (NJ), Inc., which is the general partner of GSCP (N.J.), L.P. Due to Mr. Eckert’s affiliation with the Greenwich Street Funds, Mr. Eckert rescued himself from all proceedings of the Corporation’s Board of Directors in connection with the PPS transaction. The Corporation’s Board of Directors formed a special committee of independent directors, who retained independent legal and financial advisors, to evaluate the PPS transaction.

On December 31, 2001, and January 31, 2002, the Corporation acquired certain assets relating to the Document Management Services business of IBM Canada Limited and The Nielsen Company, a commercial printer, for total consideration of $14,592 and $57,202, respectively, net of cash acquired. The allocations of the purchase prices to the assets acquired and liabilities assumed based on fair values at the dates of acquisition were as follows:

Working capital, other than cash	$10,933
Property, plant and equipment	9,475
Other liabilities	(15,020)
Goodwill and other intangibles	66,406

Purchase price—net of cash received	$71,794

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

3. ACQUISITIONS AND PENDING COMBINATION (continued)

In May 2002, the Corporation purchased the remaining minority interest in its consolidated subsidiary, Quality Color Press, Inc., for total consideration of $6,680. The cost of this acquisition exceeded the fair value of the net assets acquired by $5,437, which was allocated to goodwill and other intangible assets. Management has reclassified this business from the Commercial segment to the Forms and Labels segment in order to reflect the business synergies and integration plans. During August 2002, the Corporation purchased the remaining minority interest of its consolidated subsidiaries located in Central America for consideration of $2,750. The carrying value of the minority interests approximated the purchase price.

Pro forma disclosures for the aforementioned acquisitions have been excluded because they are not material to the Corporation’s consolidated financial position or results of operations.

PENDING COMBINATION

In November 2003, the Corporation entered into a combination agreement with R.R. Donnelley & Sons Company (“RR Donnelley”), a leading provider of printing and publishing services, under which each common share of the Corporation will be exchanged for 0.63 of a share of common stock of RR Donnelley (the “Combination”). The purchase price is approximately $3.6 billion based on approximately 158 million of the Corporation’s shares outstanding, which includes the assumption of the Corporation’s debt of approximately $0.9 billion. The estimated purchase price was derived using the average of the RR Donnelley closing share price on the NYSE during the five-day trading period beginning two trading days before the date of the announcement of the transaction on November 9, 2003. The transaction is expected to close on February 27, 2004. Under certain terms specified in the Combination Agreement, the Corporation or RR Donnelley may terminate the agreement and, as a result, either party may be required to pay a termination fee of up to $85.0 million to the other party. Upon consummation, the Corporation’s outstanding common shares will cease to trade. Unless otherwise indicated, the consolidated financial statements and related notes pertain to the Corporation as a stand-alone entity and do not reflect the impact of the pending business combination transaction with RR Donnelley.

4. INVENTORIES

	2003	2002
Raw materials	$67,226	$31,883
Work-in-process	41,885	10,303
Finished goods	134,077	84,190
Other	3,252	3,513

	$246,440	$129,889

The current cost of these inventories exceeds the last-in, first-out cost by approximately $15,459 at December 31, 2003 (2002—$16,239).

5. PROPERTY, PLANT AND EQUIPMENT

	2003	2002
Land	$30,328	$9,952
Building	234,048	155,454
Machinery and equipment	1,081,711	800,448

	1,346,087	965,854
Less: Accumulated depreciation	762,534	710,132

	$583,553	$255,722

Depreciation expense for 2003 was $86,124 (2002—$64,832; 2001—$108,436). In 2003 and 2001, the Corporation recognized asset impairment charges of $1,632 and $28,549, respectively, which were included in depreciation and amortization. No impairment charges were recorded in 2002.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

6. INVESTMENTS

	2003	2002
Long-term bonds	$31,761	$30,556
Cost basis	—	1,700

	$31,761	$32,256

In the fourth quarter of 2002, the Corporation recorded a $2,500 impairment charge against its cost basis investment for a permanent decline in market value. In 2003, the Corporation sold this investment for proceeds, which approximated the carrying value.

The fair market value of the long-term bonds at December 31, 2003 is approximately $31,600 (2002—$28,200).

7. GOODWILL AND OTHER INTANGIBLES

The changes in the carrying value of goodwill by operating segment for the year ended December 31, 2003 are as follows:

GOODWILL	BALANCE AT JANUARY 1, 2003	ADDITIONS	FOREIGN EXCHANGE	BALANCE AT DECEMBER 31, 2003
Forms and Labels	$45,550	$268,465	$1,364	$315,379
Outsourcing	11,846	44,447	2,556	58,849
Commercial	48,858	430,050	—	478,908

	$106,254	$742,962	$3,920	$853,136

The changes in the carrying value of goodwill by operating segment for the year ended December 31, 2002 are as follows:

GOODWILL	BALANCE AT JANUARY 1, 2002	ADDITIONS	FOREIGN EXCHANGE	BALANCE AT DECEMBER 31, 2002
Forms and Labels	$41,857	$3,773	$(80)	$45,550
Outsourcing	—	11,866	(20)	11,846
Commercial	—	48,858	—	48,858

	$41,857	$64,497	$(100)	$106,254

Other intangibles at December 31, 2003 consist of the following:

OTHER INTANGIBLES	GROSS CARRYING AMOUNT JANUARY 1, 2003	ADDITIONS	ACCUMULATED AMORTIZATION and FOREIGN EXCHANGE	BALANCE AT DECEMBER 31, 2003	AMORTIZABLE LIFE
Trademarks, license and agreements	$3,390	$22,896	$(4,299)	$21,987	2-10 Years
Customer intangibles	2,729	69,100	(3,652)	68,177	2-12 Years
Indefinite-lived Trademarks	1,664	95,600	365	97,629	Indefinite

	$7,783	$187,596	$(7,586)	$187,793

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

7. GOODWILL AND OTHER INTANGIBLES (continued)

Other intangibles at December 31, 2002 consisted of the following:

OTHER INTANGIBLES	GROSS CARRYING AMOUNT JANUARY 1, 2002	ADDITIONS	ACCUMULATED AMORTIZATION and FOREIGN EXCHANGE	BALANCE AT DECEMBER 31, 2002	AMORTIZABLE LIFE
Trademarks, license and agreements	$437	$2,953	$(463)	$2,927	4-10 Years
Customer intangibles	—	2,729	(886)	1,843	3 Years
Indefinite-lived	—	1,664	—	1,664	Indefinite

Trademarks	$437	$7,346	$(1,349)	$6,434

The total intangible asset amortization expense for the year ended December 31, 2003, was $6,993 (2002 — $1,349), included in the depreciation and amortization expense. Intangible asset amortization expense for the next five years is estimated to be:

2004	$13,487
2005	$10,526
2006	$7,627
2007	$7,615
2008	$7,615

The table below provides a reconciliation of the reported net loss for 2001 to the pro forma net loss, which excludes previously recorded goodwill amortization on goodwill outstanding at December 31, 2001:

	2001 PER SHARE
	NET LOSS	BASIC	DILUTED
Net loss available to common shareholders (as reported)	$(373,383)	$(4.21)	$(4.21)
Add back: Goodwill amortization—net of tax	2,265	0.03	0.03

Pro forma net loss	$(371,118)	$(4.18)	$(4.18)

In 2001, the Corporation recorded charges of $76,808, included in depreciation and amortization, for permanent impairment of goodwill related to dispositions and assets held for disposition (see Note 16). The impairment resulted from a significant sales decline, customer turnover and the decision to classify certain assets as held for sale.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

8. OTHER ASSETS

	2003	2002
Computer software—net of accumulated amortization	$106,603	$89,208
Cash surrender value of life insurance for deferred compensation plan	16,273	—
Assets held in trust for deferred compensation plan	12,899	—
Deposit and other receivables	1,555	3,218
Deferred debt issue costs	30,692	7,955
Other	3,079	3,123

	$171,101	$103,504

Amortization expense related to computer software was $32,629 in 2003 ($20,553 – 2002; $22,936 – 2001).

In 2001, the Corporation recorded a charge of $26,036 included in depreciation and amortization for the write-off of certain computer software costs, primarily related to a component of its ERP system, which would not be deployed.

In 2003, the Corporation recorded a charge of $5,537, included in depreciation and amortization for the disposal of redundant enterprise software systems as a result of the Acquisition.

Pursuant to the Acquisition, the Corporation funded Wallace’s historical deferred compensation plan liability with the cash surrender value of existing Wallace life insurance contracts and a cash payment into the deferred compensation plan trust.

9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2003	2002
Trade accounts payable	$186,511	$117,770
Deferred revenue	28,179	26,718
Other payables	80,708	40,986

	295,398	185,474
Payroll costs	93,019	85,439
Employee benefit costs	44,570	27,787
Restructuring liabilities (Note 17)	67,122	81,440
Other	168,089	106,367

	$668,198	$486,507

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

10. DEBT

	2003	2002
Senior Unsecured Notes, maturing January 15, 2011	$400,460	$—
B Term Loan, maturing March 14, 2010	497,500	—
Term Loan B Facility	—	179,500
Other, including capital leases	8,740	10,098

Total Debt	906,700	189,598
Less current portion	7,662	2,135

Long-term debt	$899,038	$187,463

At December 31, 2003, the maturities of the Corporation’s debt are as follows:

2004	$7,662
2005	7,408
2006	6,192
2007	5,510
2008	5,486
Thereafter	874,442

$906,700

In March 2003, the Corporation entered into an $850.0 million senior secured credit facility (the “New Facility”) in connection with the Acquisition, which replaced the Term Loan B Facility (the “Old Facility”). The New Facility consists of a seven-year $500.0 million B Term Loan, which was funded in escrow until the Acquisition, and a five-year $350.0 million Revolving Credit Facility, each of which is subject to a number of restrictive and financial covenants that, in part, limit additional indebtedness and the ability of the Corporation to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations, or dispose of assets. The financial covenants are calculated quarterly and include, in part, tests of leverage and interest coverage. At December 31, 2003 the interest rate on the New Facility was 3.19%, which is based on three-month LIBOR plus a 200 basis point margin.

Also, in March 2003, the Corporation issued $403.0 million of 7 7/8 % senior unsecured notes (the “Senior Notes”) due 2011 at a $2,825 discount to the principal amount. Interest on the Senior Notes is payable semiannually on January 15 and July 15 commencing on July 15, 2003. The indenture governing the Senior Notes contains certain restrictive covenants that, among other things, limit additional indebtedness and the Corporation’s ability to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations or dispose of assets. The Corporation, at its option, may redeem up to 40% of the Senior Notes prior to January 15, 2006, at a predetermined redemption price with the proceeds of certain equity offerings. In addition, subsequent to January 15, 2007, the Senior Notes may be redeemed at predetermined redemption prices. On or prior to January 15, 2007, the Corporation may also redeem the Senior Notes upon a change of control at a price equal to 100% of the principal plus an applicable premium. At December 31, 2003, the fair market value of the Senior Notes was approximately $450.0 million.

A covenant in the Corporation’s New Facility states that the Corporation may not agree to enter into any merger transaction, subject to certain exceptions. These exceptions do not cover agreeing to enter into the Combination with RR Donnelley announced November 9, 2003. The Corporation has advised the lenders under its New Facility of this situation and the lenders have granted a waiver of the covenant. The execution of the Combination Agreement did not breach any of the Senior Notes covenants. Other than the merger covenant under the New Facility, at December 31, 2003 the Corporation was in compliance with all covenants under the New Facility and the indenture for the Senior Notes.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

10. DEBT (continued)

In August 2002, the Corporation entered into the Old Facility which was comprised of a five-year $125.0 million Revolving Credit Facility, a five-year $75.0 million Delayed Draw Term Loan A Facility and a six-year $200.0 million Term Loan B Facility. On September 4, 2002, with proceeds from the Term Loan B Facility, the Corporation redeemed $100.0 million of senior guaranteed notes and incurred a net prepayment charge of $16.7 million.

As a result of replacing the Old Facility, the Corporation recorded a net charge in 2003, which is included in Investment and Other Income (Expense), of $3.9 million for the fair value on $150.0 million notional amount fixed rate interest rate swaps that were designated as cash flow hedges of the variable interest on the Old Facility. At December 31, 2003, Other Liabilities includes an amount equal to and resulting from this net charge that will be ratably reduced and recorded as income over the remaining term of the swaps.

For 2003, interest expense includes the following acquisition related items: pre-acquisition interest expense of $10.7 million; interest income of $1.3 million on the aforementioned debt proceeds held in escrow; and $4.0 million of bridge financing fees.

Debt settlement expense in both 2003 and 2001 represents the write-off of the respective deferred debt issue costs resulting from the extinguishment of the Old Facility in 2003 and the conversion of the convertible subordinated debentures in 2001. Debt settlement expense in 2002 represents the redemption premium paid to early extinguish senior guaranteed notes and the related debt issue costs.

At December 31, 2003, the Corporation had $400.0 million notional amount outstanding in swap agreements that exchange variable interest rates (LIBOR) for fixed interest rates over the terms of the agreements. The Corporation has designated these swaps as cash flow hedges of the interest rate risk attributable to forecasted variable interest payments. At December 31, 2003, the Corporation also had $250.0 million notional amount interest rate swaps that exchange the fixed rate interest on the Senior Notes to floating rate six-month LIBOR plus a basis point spread. The swaps are designated as a fair value hedge against $250.0 million of principal on the Senior Notes and mature January 2011.

The details of the Corporation’s interest rate swaps at December 31, 2003 are as follows:

			Weighted average
	Notional Amount	Market Value Asset (Liability)	Remaining Term (yrs)	Interest Pay Rate	Interest Receive Rate
Fixed Rate Swaps	$400,000	$(2,979)	1.7	2.29%	Three-month LIBOR
Floating Rate Swaps	$250,000	$(14,250)	7.0	Six-month LIBOR +4.19%	7.875%

The interest rate differential received or paid on both the cash flow and fair value hedges is recognized as an adjustment to interest expense.

The net book value of assets subject to liens in 2003, other than under the New Facility, which has the benefit of a lien covering virtually all of the Corporation’s assets, is $21,157 (2002 — $26,563, other than under the Old Facility). The liens are primarily mortgages against property, plant and equipment and other current assets.

The Corporation also maintains uncommitted bank operating lines in the majority of the domestic markets in which it operates. These lines of credit are maintained to cover temporary cash shortfalls. Maximum allowable borrowings under these uncommitted facilities amounted to $48,699 at December 31, 2003 ($551 outstanding) and may be terminated at any time at the Corporation’s option. The amount available under these facilities at December 31, 2003 was $48,148.

The Corporation also had approximately $44,870 in outstanding letters of credit at December 31, 2003, of which $25,190 were issued against the $350.0 million Revolving Credit Facility.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

10. DEBT (continued)

On December 28, 2001, the $70.5 million subordinated convertible debentures held by Chancery Lane/GSC Investors L.P. (the “Partnership”) were converted into 21,692,311 common shares (see Note 24). The Corporation issued 1,650,000 additional common shares (“additional shares”) as an inducement to the Partnership’s Class A limited partners to convert prior to December 22, 2005, the date the Corporation could have redeemed the debentures. The right to receive the additional shares was assigned by the Partnership to its Class A limited partners. Under the terms of the partnership agreement, the Class A limited partners were entitled to all the interest paid on the subordinated convertible debentures. As part of the inducement agreement, the Corporation agreed that if at December 31, 2003, the 20 day weighted average trading price of the common shares on the NYSE was less than $10.83 per share, the Corporation must make a payment equal to the lesser of $9.0 million or the value of 6,000,000 of its common shares at such date. As part of the agreement to acquire PPS, GSC waived this right. Certain officers of the Corporation, including the Chairman, the Chief Executive Officer, and the former Chairman, President and Chief Executive Officer, were investors in the Partnership.

11. OTHER LIABILITIES

	2003	2002
Unfunded pension obligations	$41,510	$28,170
Deferred compensation plan	35,439	—
Workers compensation claims payable	7,243	2,672
Long-term supply agreement	5,513	10,820
Fair value of derivatives	3,925	—
Other	10,333	2,114

	$103,963	$43,776

The deferred compensation plan liability reflects the approximate fair value of the plan obligation assumed pursuant to the Acquisition.

During 2000, the Corporation entered into a supply agreement to sell certain paper production assets and simultaneously entered into a long-term supply agreement with the purchaser of the assets. Proceeds received were allocated to the asset sale and supply agreement based on an appraisal. Since the Corporation anticipates making purchases ratably over the term of the supply agreement, the proceeds related to the agreement have been deferred and are being amortized on a straight-line basis over the term of the agreement as a reduction in cost of goods sold. The price terms of the supply agreement were no more favorable than those available from other parties.

Included in accounts payable and accrued liabilities at December 31, 2003 is $5,558 (2002—$6,138), representing the current portion of the supply agreement.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

12. SHARE CAPITAL

The Corporation’s articles of continuance provide that its authorized share capital be divided into an unlimited number of common shares and an unlimited number of preference shares, issuable in one or more series. On February 7, 2002, the Corporation announced a program to repurchase up to $50.0 million of its common shares. No shares were purchased during 2003. The program calls for shares to be purchased on the NYSE from time to time depending upon market conditions, market price of the common shares and the assessment of the cash flow needs by the Corporation’s management.

CHANGES IN THE ISSUED COMMON SHARE CAPITAL	SHARES ISSUED	AMOUNT
Balance, December 31, 2001	111,803,651	$397,761
Exercise of stock options and other	723,397	6,195
Restricted shares issued	385,000	3,665
Repurchase of common shares	(1,069,700)	(3,821)

Balance, December 31, 2002	111,842,348	403,800
Shares issued for acquisition of businesses	46,039,038	498,904
Exercise of stock options and other	1,740,025	11,884
Restricted shares issued—net	80,000	912

Balance, December 31, 2003	159,701,411	$915,500

The Corporation has a long-term incentive program under which stock options and restricted stock awards may be granted to certain key employees. At December 31, 2003, there were 10,039,700 awards available for grant (2002—583,000; 2001—877,500). Stock options have an exercise price equal to the fair market value at date of grant. Options granted generally vest at 20% or 25% per year from the date of grant. Upon retirement, all options become vested. Options granted prior to 1999 are exercisable for five years after the date of retirement. Options granted after 1998 are exercisable for one year after the date of retirement. The options expire not more than 10 years from the date granted.

Restricted shares are approved by the Board of Directors of the Corporation and awarded under the Corporation’s Long-Term Incentive Plans. The restricted shares are subject to repurchase by the Corporation at no cost in the event a holder’s employment is terminated other than as a result of death, retirement or disability. These repurchase rights expire with respect to 25% of the initial restricted share grant each year beginning on the first anniversary of the restricted share award. Upon issuance of the restricted shares, unearned compensation expense equal to the market value is charged to share capital. The unearned compensation of the restricted shares is disclosed as a separate component of shareholders’ equity that will be recognized on a straight-line basis as compensation expense over the vesting period. Compensation expense related to restricted shares was $1,027 in 2003 and $1,093 in 2002.

On December 11, 2000, the Board of Directors approved the creation of Series 1 Preference Shares, which were non-voting and entitled the holder to a non-cumulative preferential annual dividend of CDN $0.001 per share and to receive any dividend paid on a common share. In the event of liquidation, dissolution or winding-up of the Corporation, a holder of a Series 1 Preference Share was entitled to receive a preferential amount of CDN $0.001 per share, together with all dividends declared and unpaid thereon. Thereafter, the Series 1 Preference Shares and common shares rank equally with each other on a share-for-share basis. Stock options to acquire 1,580,000 Series 1 Preference Shares were issued on December 11, 2000, and vest at 25% per annum. In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares to eliminate the cash-out provision and to make them exercisable for one common share per each Series 1 Preference Share option. The exercise price and the number of Series 1 Preference Share options remained unchanged.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

12. SHARE CAPITAL (continued)

A summary of the Corporation’s stock option activity for the three years ended December 31, 2003, is presented below:

	YEARS ENDED DECEMBER 31,
	2003		2002		2001
	SHARES	WEIGHTED AVERAGE EXERCISE PRICE	SHARES	WEIGHTED AVERAGE EXERCISE PRICE	SHARES	WEIGHTED AVERAGE EXERCISE PRICE
(EXPRESSED IN CANADIAN CURRENCY)
Options outstanding at beginning of year	5,778,918	$14.14	7,942,169	$13.25	8,089,686	$13.96
Options granted	945,000	14.33	860,000	15.10	1,790,833	13.43
Options exercised	(1,740,025)	6.34	(714,069)	13.24	(4,400)	7.54
Options forfeited and expired	(1,036,653)	18.95	(2,309,182)	11.70	(1,933,950)	16.40

Options outstanding at year-end	3,947,240	$16.36	5,778,918	$14.14	7,942,169	$13.25

Options exercisable at year-end	2,283,303	$18.39	4,068,912	$15.00	3,227,715	$17.00

The following tables summarize information about stock options outstanding at December 31, 2003 (in Canadian currency):

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
RANGE OF EXERCISE PRICES	NUMBER OUTSTANDING AT DECEMBER 31, 2003	WEIGHTED AVERAGE REMAINING CONTRACTUAL LIFE (YEARS)	WEIGHTED AVERAGE EXERCISE PRICE	NUMBER EXERCISABLE AT DECEMBER 31, 2003	WEIGHTED AVERAGE EXERCISE PRICE
$3.65 to $11.88	649,425	6.61	$6.19	508,425	$6.70
$14.12 to $19.15	2,494,675	7.69	15.61	971,738	17.46
$21.33 to $28.23	803,140	2.98	26.91	803,140	26.91

	3,947,240	6.55	$16.36	2,283,303	$18.39

The weighted average fair value per option granted was $4.48 in 2003 and $4.70 in 2002. The estimated fair values were calculated using the Black-Scholes option pricing model and the following assumptions.

	2003	2002
Risk-free interest rates	3.0%	3.2%
Expected lives (in years)	5	5
Dividend yield	—	—
Volatility	49%	49%

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

12. SHARE CAPITAL (continued)

The Corporation’s 2003 and 2002 net income and earnings per share on a pro forma basis using the fair value method are as follows:

	2003	2002
Net earnings, as reported	$114,176	$73,258
Pro forma adjustments, net of taxes
Stock compensation recorded	678	667
Fair value stock compensation	(1,650)	(867)

Pro forma net earnings	$113,204	$73,058

Pro forma earnings per share:
Basic	$0.80	$0.66
Diluted	$0.80	$0.64

In accordance with the transition rules of CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments, the pro forma results include the effect of options granted subsequent to December 31, 2001. This standard does not require pro forma presentation prior to 2002.

During 2003 and pursuant to the Share Plan for Non-Employee Directors, the Corporation issued 25,944 (2002—219,069; 2001—14,636) deferred share units as stock-based compensation for members of the Board of Directors. Deferred share units are exercisable for either cash or common shares at the discretion of the holder upon termination of the holder’s service on the Board of Directors. At December 31, 2003, 259,649 deferred share units were outstanding. For 2003, the compensation expense recorded for these deferred share units was $1,089 (2002—$1,994; 2001—$139).

13. CUMULATIVE TRANSLATION ADJUSTMENTS

	2003	2002
Balance at beginning of year	$(133,333)	$(128,177)
Currency translation	15,672	(5,156)

Balance at end of year	$(117,661)	$(133,333)

14. RETIREMENT PROGRAMS

DEFINED BENEFIT PENSION PLANS

During 2000, the Corporation amended the United States pension plan (the “Plan”) to cease all benefit accruals and announced its intention to terminate and wind-up the Plan. In April 2001, the Plan was further amended to terminate effective June 2001. Upon termination, the Corporation sought a determination letter from the Internal Revenue Service (“IRS”) as to the Plan’s tax qualification status. The terms of the April 2001 Plan amendment made the receipt of the IRS determination letter a prerequisite to the wind-up of the Plan and the distribution of the Plan assets. The IRS has imposed a moratorium on issuing such determination letters. Due to the uncertainty regarding the receipt of the determination letter and the effect such uncertainty has on the Corporation’s ability to effectively manage the Plan’s assets, on October 15, 2003, the Board of Directors of the Corporation resolved to take the steps necessary to revoke the amendment terminating the Plan. The Plan, as restored, remains frozen and will continue with no further benefit accruals.

During 2001, the Corporation purchased approximately $600.0 million in annuities to partially settle the Plan and recorded a settlement loss of $109.1 million. Pension expense on the unsettled portion of the Plan for 2003, 2002 and 2001 was calculated using a discount rate and expected return on plan assets, which were based upon estimated market rates to settle the remaining portion of the plan. The assumptions for the discount rate and expected return on Plan assets established at November 30, 2003 (the most recent measurement date) reflect the Corporation’s decision to not settle the remainder of the Plan’s obligations and, accordingly, the allocation of the Plan assets at December 31, 2003, which was 66% equity investments and 34% debt investments, reflect a long-term investment strategy.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

14. RETIREMENT PROGRAMS (continued)

The target asset allocation ranges for both the U.S. and Canadian pension plans is 60% to 70% equity securities and 30% to 40% debt securities. The plan asset allocations may deviate from the target allocations based upon market conditions. The expected long-term return on assets is based from these allocations and the projected rates of return of the respective asset type over approximately a ten-year period. The Corporation uses input from both its actuaries and investment managers in establishing its expected rate of return. The expected returns incorporate long-term historical returns, probability analysis and anticipated future returns under projected economic conditions.

During 2001, the Corporation purchased annuities to settle substantially all of the obligation under the United Kingdom pension plan. This settlement reduced the projected benefit obligation and fair value of plan assets by $99,144.

In some subsidiaries, where either state or funded retirement plans exist, there are certain small supplementary unfunded plans. Pensionable service prior to establishing funded contributory retirement plans in other subsidiaries, covered by former discretionary non-contributory retirement plans, was assumed as a prior service obligation. In addition, the Corporation has supplemental retirement programs for certain senior executives. These unfunded pension obligations are included in other liabilities and include the unfunded portion of this prior service obligation and the supplementary unfunded plans. All of the retirement plans are non-contributory. Retirement benefits are generally based on years of service and employees’ compensation during the last years of employment.

Plan assets and obligations are measured as of November 30 for all years presented. The components of net pension expense are as follows:

	UNITED STATES			CANADA			INTERNATIONAL
	2003	2002	2001	2003	2002	2001	2003	2002	2001
NET PENSION EXPENSE
Service cost	$36	$28	$20	$2,879	$2,871	$3,169	$—	$—	$76
Interest cost	14,518	14,962	23,107	6,296	5,232	5,523	388	358	4,382
Expected return on assets	(22,542)	(22,020)	(37,863)	(8,171)	(7,188)	(7,497)	(1,286)	(1,204)	(5,931)
Settlement loss		—	109,115	—	—	—	—	—	—
Curtailment gain	—	—	2,154	—	—	—	—	—
Amortization of net loss (gain)	3,665	2,560	—	801	429	172	384	335	(209)

Net pension expense (benefit)	$(4,323)	$(4,470)	$96,533	$1,805	$1,344	$1,367	$(514)	$(511)	$(1,682)

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

14. RETIREMENT PROGRAMS (continued)

The following provides a reconciliation of the benefit obligation, plan assets and the funded status of the pension plans as of December 31, 2003 and 2002:

	UNITED STATES		CANADA		INTERNATIONAL
	2003	2002	2003	2002	2003	2002
FUNDED STATUS
Projected benefit obligation, beginning of year	$247,262	$227,730	$83,111	$82,347	$7,646	$6,576
Service cost	36	28	2,879	2,871	—	—
Interest cost	14,518	14,962	6,296	5,232	388	358
Actuarial loss (gain)	4,500	15,668	9,533	(2,764)	183	86
Foreign currency adjustments	—	—	18,653	677	881	710
Benefits paid	(8,748)	(11,126)	(6,974)	(5,252)	(8)	(84)

Projected benefit obligation, end of year	$257,568	$247,262	$113,498	$83,111	$9,090	$7,646

Fair value of plan assets, beginning of year	$382,612	$401,882	$78,418	$85,283	$25,303	$22,048
Actual return on assets	2,336	(8,144)	9,146	(2,363)	335	962
Foreign currency adjustments	—	—	17,460	750	2,776	2,377
Benefits paid	(8,748)	(11,126)	(6,974)	(5,252)	(8)	(84)

Fair value of plan assets, end of year	$376,200	$382,612	$98,050	$78,418	$28,406	$25,303

Excess (shortfall) of plan assets over projected benefit obligation	$118,632	$135,350	$(15,448)	$(4,693)	$19,316	$17,657
Unrecognized net loss	71,798	50,756	31,171	19,056	4,580	3,394

Prepaid pension cost	$190,430	$186,106	$15,723	$14,363	$23,896	$21,051

Assumptions:
Discount rates	6.0%	6.0%	6.2%	6.5%	5.0%	5.0%
Expected return on plan assets	7.2%	6.0%	8.0%	8.0%	5.0%	5.0%
Rate of compensation increase	—	—	4.0%	4.0%	—	—

Allocation Percentage of Plan Assets Security Type:
Equity	0%	0%	60%	62%	0%	0%
Debt	0%	0%	39%	38%	12%	12%
Short-term investments	100%	100%	1%	0%	88%	88%

The Corporation does not expect to be required to make contributions to any of the defined benefit plans during 2004.

DEFINED CONTRIBUTION SAVINGS PLANS

Defined contribution savings plans are maintained in Canada, the United States and the United Kingdom. Only the savings plan in the United Kingdom requires Corporation contributions for all employees who are eligible to participate in the retirement plans. These annual contributions consist of a retirement savings benefit contributions ranging from 1% to 3% of annual eligible compensation depending upon age. For all savings plans, if an employee contribution is made, a portion of such contribution may be eligible for a contribution match by the Corporation. For 2003, the defined contribution savings plan expense was $9,839 (2002—$8,745; 2001—$6,913).

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

15. POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

The Corporation provides postretirement health care and life insurance benefits to certain grandfathered United States employees and to all eligible Canadian employees. The postretirement benefit obligation is measured as of November 30 for all years presented.

On January 12, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (FSP 106-1). FSP 106-1 permits employers that sponsor postretirement benefit plans (plan sponsors) that provide prescription drug benefits to retirees to make a one-time election to defer the accounting impact, if any, of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the “Act”), which was enacted into law on December 8, 2003. The Corporation has elected to defer recognition of the provisions of the Act as permitted by FSP 106-1 due to uncertainties regarding some of the new Medicare provisions and a lack of authoritative accounting guidance regarding certain matters.

The components of net postretirement benefit cost are as follows:

	2003	2002	2001
NET POSTRETIREMENT BENEFIT COST
Service cost	$1,475	$2,087	$1,638
Interest cost	17,046	17,373	13,939
Amortization of net loss	1,908	1,846	51
Amortization of prior service credit	(6,282)	(6,282)	(6,282)

Net postretirement benefit cost	$14,147	$15,024	$9,346

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

15. POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS (continued)

The following provides a reconciliation of the benefit obligation and the accrued postretirement benefit cost at December 31, 2003 and 2002:

	2003	2002
ACCRUED POSTRETIREMENT BENEFIT COST
Projected postretirement benefit obligation, beginning of year	$257,238	$247,464
Service cost	1,475	2,087
Interest cost	17,046	17,373
Actuarial loss	23,854	3,169
Acquisitions	16,309	—
Amendments	8,615	—
Foreign currency adjustment	2,585	127
Benefits paid	(13,091)	(12,982)

Projected postretirement benefit obligation, end of year	314,031	257,238
Contributions paid in December	(1,118)	(1,012)
Unrecognized net (loss)	(71,522)	(49,913)
Unrecognized prior service credit	20,134	35,031

Accrued postretirement benefit cost	$261,525	$241,344

ASSUMPTIONS
Weighted average discount rate	6.0%	6.7%
Weighted average health care cost trend rate:
Before age 65	11.0%	11.4%
After age 65	12.9%	13.3%
The healthcare cost trend rate will gradually decline to the ultimate trend rate then remain level thereafter
Weighted average ultimate health care cost trend rate	6.0%	6.0%
Year in which ultimate health care cost trend rate will be achieved
Canada	2014	2008
United States:
Before age 65	2011	2011
After age 65	2013	2013

	2003	2002
The following is the effect of a 1% increase in the assumed health care cost trend rates for each future year on:
Accumulated postretirement benefit obligation	$22,697	$12,099
Aggregate of the service and interest cost components of net postretirement benefit cost	951	910
The following is the effect of a 1% decrease in the assumed health care cost trend rates for each future year on:
Accumulated postretirement benefit obligation	$17,601	$10,850
Aggregate of the service and interest cost components of net postretirement benefit cost	886	842

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

16. BUSINESS DISPOSITIONS AND ASSETS HELD FOR DISPOSITION

The Corporation is actively marketing throughout the United States $37,844 of assets classified as held for sale. These assets are primarily land and buildings. The liquidation of these assets is not critical to the Corporation’s ongoing operations. The Corporation’s objective is to dispose of these assets within a reasonable time period, while maximizing the proceeds from the sale of these assets.

DISPOSITIONS	NATURE OF BUSINESS	DISPOSITION DATE
Colleagues Group plc	Provider of direct marketing services in the United Kingdom	March 2001

Phoenix Group, Inc.	Provider of telemarketing customer relationship management in the United States	October 2001

In 2001, net sales of $68,251 and losses from operations of $47,465 relating to the divested businesses are included in the Corporation’s Commercial segment results. The Corporation received $28,535 in proceeds on these dispositions and recorded a net loss of $7,540 that is recorded in investment and other income.

In the fourth quarter of 2001, the Corporation classified one of its businesses as a non-core business held for disposition, and the carrying value was adjusted to its net recoverable amount. Included in the results of the Commercial segment are net sales of $205,789 (2002—$201,497; 2001—$191,350) and operating income of $10,147 (operating income—$12,947 in 2002; operating loss—$21,491 in 2001) for this business.

17. RESTRUCTURING AND RESTRUCTURING RELATED CHARGES

During 2003, in connection with the Acquisition, management approved and initiated plans to restructure the operations of both Wallace and Moore to eliminate certain duplicative functions, to close certain facilities and to dispose of redundant software systems, underutilized assets and real estate holdings in order to reduce the combined cost structure of the organization. As a result, the Corporation recorded approximately $14,638 of costs to exit certain Wallace activities, such as severance, costs of vacating redundant facilities (leased or owned) and other costs associated with exiting these activities. These costs are recognized as a liability assumed in the purchase business combination and are included in the allocation of the cost to acquire Wallace and are included in goodwill (see Note 7). The Corporation recorded $17,006 for the year ended December 31, 2003 of similar restructuring costs in connection with exiting of certain Moore activities. These costs have been included as a charge to the results of operations.

The restructuring charges recorded are based on the aforementioned restructuring plans that have been committed to by management and are in part based upon management’s best estimates of future events. Changes to the estimates could require adjustments to the restructuring liabilities. Adjustments to the Wallace restructuring liability will be recorded through goodwill during the allocation period and adjustments to other restructuring liabilities thereafter would be reflected in the results of operations.

RESTRUCTURING COSTS CHARGED TO EXPENSE

For the years ended December 31, 2003, 2002 and 2001, the Corporation recorded the restructuring provisions as follows:

	2003			2002			2001
	EMPLOYEE TERMINATIONS	OTHER CHARGES	TOTAL	EMPLOYEE TERMINATIONS	OTHER CHARGES	TOTAL	EMPLOYEE TERMINATIONS	OTHER CHARGES	TOTAL
Forms and Labels	$8,036	$1,038	$9,074	$4,395	$—	$4,395	$33,597	$9,422	$43,019
Outsourcing	590	73	663	—	—	—	4,138	—	4,138
Commercial	1,481	14	1,495	—	—	—	28,365	7,639	36,004
Corporate	3,483	2,291	5,774	—	—	—	10,894	48,480	59,374

	$13,590	$3,416	$17,006	$4,395	$—	$4,395	$76,994	$65,541	$142,535

The 2003 restructuring provision includes $13,590 for workforce reductions (545 employees, substantially all of whom were terminated by December 31, 2003) primarily related to the closure of several plants and the elimination of duplicative corporate administrative functions resulting from the Acquisition, and $3,416 of other charges for lease termination and facility closing costs.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

17. RESTRUCTURING AND RESTRUCTURING RELATED CHARGES (continued)

The 2002 restructuring provision relates to a workforce reduction of 154 employees primarily for the closure of a plant. Substantially all of the employees were terminated by December 31, 2003.

The 2001 restructuring plan was directed at streamlining the Corporation’s processes and significantly reducing its cost structure. The 2001 restructuring provision includes $76,994 for severance and other termination benefits for 3,366 employees (substantially all employees were terminated by December 31, 2002), $52,041 for lease terminations, $9,200 for facility closings, $3,600 for onerous contracts and $700 for other incremental exit costs.

During 2003, 2002 and 2001, the Corporation reversed restructuring liabilities of $10,598, $5,245 and $12,856, respectively. The 2003 reversal of the restructuring liability primarily relates to modification to the original restructuring plans due to the Acquisition and favorable settlement of liabilities for obligations and future payments related to the closure of certain facilities. The reversal of the 2002 and 2001 restructuring liabilities is due to the favorable settlement of liabilities for obligations and future payments related to the disposition of the European and Asian forms businesses.

RESTRUCTURING COSTS CAPITALIZED AS A COST OF ACQUISITION

For the year ended December 31, 2003, the $14,638 of costs that were recorded in connection with restructuring Wallace were recognized as a liability assumed in the purchase business combination and included in the allocation of the cost to acquire Wallace. These costs relate to workforce reductions of 739 employees for the plant closures and elimination of certain duplicative corporate administrative functions. Substantially all employees were terminated by December 31, 2003.

The reconciliation of the restructuring liability as of December 31, 2003 and 2002 is as follows:

	BALANCE AT DECEMBER 31, 2002	RESTRUCTURING PROVISION, NET	CAPITALIZED RESTRUCTURING COSTS	CASH PAID	BALANCE AT DECEMBER 31, 2003
Employee terminations	$14,319	$9,897	$12,405	$(21,962)	$14,659
Other	67,121	(3,489)	2,233	(13,402)	52,463

	$81,440	$6,408	$14,638	$(35,364)	$67,122

	BALANCE AT DECEMBER 31, 2001	RESTRUCTURING PROVISION, NET	CASH PAID	BALANCE AT DECEMBER 31, 2002
Employee terminations	$41,955	$4,395	$(32,031)	$14,319
Other	84,718	(5,245)	(12,352)	67,121

	$126,673	$(850)	$(44,383)	$81,440

The restructuring liabilities classified as “other” primarily consist of the estimated remaining payments related to lease terminations and facility closing costs. Payments on these lease obligations are scheduled to continue until 2010. Market conditions and the Corporation’s ability to sublease these properties may affect the ultimate charge related to its lease obligations. Any potential recovery or additional charge may affect amounts reported in the consolidated financial statements of future periods. The Corporation anticipates that payments associated with employee terminations will be substantially completed by the second quarter of 2004.

At December 31, 2003, the composition of the restructuring liabilities by plan year is as follows:

Restructuring Plan Years	2003	2002
1998	$7,949	$13,286
2001	43,551	63,769
2002	2,240	4,385
2003	13,382	—

	$67,122	$81,440

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

17. RESTRUCTURING AND RESTRUCTURING RELATED CHARGES (continued)

RESTRUCTURING RELATED CHARGES

In 2003, the Corporation recorded charges as a result of the Acquisition for asset impairments associated with the disposal of machinery and equipment ($1,632) and the disposal of redundant enterprise software systems ($5,537). These charges are recorded as depreciation and amortization expense.

During 2002, the Corporation recorded other charges of $16,746 associated with the redemption of $100.0 million of senior guaranteed notes included in Debt Settlement Expense and an executive separation of $9,202, included in selling, general and administrative expenses.

For the year ended December 31, 2001, the Corporation recorded other charges as follows:

	Cost of Sales	Selling, General and Administrative Expense	Depreciation and Amortization	Investment and Other Expense	Debt Settlement Cost	Total
Forms and Labels	$861	$4,287	$21,873	$—	$—	$27,021
Outsourcing	—		342	—	—	342
Commercial	5,685	332	89,551	4,014	—	99,582
Corporate	61,209	41,212	19,627	928	11,617	134,593

	$67,755	$45,831	$131,393	$4,942	$11,617	$261,538

Included in cost of sales and selling, general and administrative expenses is a charge of $11,165 for the write-off of inventory and accounts receivable relating to exiting certain non-core businesses. The Corporation also recorded a net loss of $96,605 (of which $61,209 was included in cost of sales and $35,396 in selling, general and administrative expenses) associated with the partial settlement of the U.S. pension plan, which was curtailed as of December 31, 2000, and other cash charges of $4,816 included in selling, general and administrative expense. A charge of $11,617 related to the partial redemption of the $100.0 million of senior guaranteed notes and the conversion of the subordinated convertible debentures is included in debt settlement cost and $1,000 for legal and other professional fees is in selling, general and administrative expense. Non-cash charges of $131,393 related to the write-down of goodwill of non-core businesses to be disposed of and asset impairments are included in depreciation and amortization. Asset impairments relate to write-offs of property, plant and equipment (see Note 5) and capitalized software (see Note 8). For the write-down of goodwill for non-core businesses to be disposed of, one non-core business was subsequently sold in 2001 and the other non- core business is being held for sale (see Note 16). A loss on disposition of non-core businesses of $4,014 and $928 for the write-down of an investment were charged to investment and other income (see Note 7 and Note 16).

18. INCOME TAXES

The geographical allocation of earnings (loss) before income taxes and minority interest for the years ended December 31, 2003, 2002 and 2001, are as follows:

	2003	2002	2001
EARNINGS (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST
Canada	$(6,528)	$(1,182)	$(68,232)
United States	75,240	32,242	(331,585)
Other countries	43,374	46,292	11,397

	$112,086	$77,352	$(388,420)

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

18. INCOME TAXES (continued)

	2003		2002		2001
	CURRENT	DEFERRED	CURRENT	DEFERRED	CURRENT	DEFERRED
INCOME TAX EXPENSE (RECOVERY)
Canada	$182	$(2,451)	$66	$(160)	$469	$54
United States	3,604	(9,913)	25,931	(27,879)	189	(36,826)
Other countries	3,841	795	3,585	266	2,933	379
Withholding taxes	598	—	663	—	610	—

	$8,225	$(11,569)	$30,245	$(27,773)	$4,201	$(36,393)

The significant components of the deferred income tax expense (recovery) are as follows:

	2003	2002	2001
DEFERRED INCOME TAXES
Depreciation	$1,000	$(1,940)	$(459)
Pensions	(1,199)	1,615	(36,493)
Unearned revenue	2,141	2,421	—
Postretirement benefits	(411)	374	—
Restructuring	(3,901)	18,566	—
Tax benefit of loss carryforward	(6,704)	(42,350)	—
Other	(2,495)	(6,459)	559

	$(11,569)	$(27,773)	$(36,393)

Temporary differences and tax loss carryforwards, which give rise to deferred income tax assets and liabilities, are as follows:

	2003	2002
DEFERRED INCOME TAX ASSETS
Postretirement benefits	$101,434	$93,647
Tax benefit of loss carryforwards	117,696	142,739
Pensions	23,373	9,235
Restructuring	19,430	20,062
Other	77,625	62,162

	339,558	327,845
Valuation allowance	(78,016)	(113,917)

	$261,542	$213,928

DEFERRED INCOME TAX LIABILITIES
Depreciation	$87,639	$36,127
Pensions	78,812	79,135
Other	138,847	25,482

	$305,298	$140,744

Net deferred income tax (liability) asset	$(43,756)	$73,184

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

18. INCOME TAXES (continued)

Distributed as follows:
Current deferred income tax asset	$61,656	$31,912
Current deferred income tax liability	660	3,184
Long-term deferred income tax asset	2,438	53,938
Long-term deferred income tax liability	107,190	9,482

The effective rates of tax for each year compared with the statutory Canadian rates were as follows:

	2003	2002	2001
EFFECTIVE TAX EXPENSE (RECOVERY) RATE
Canada:
Combined federal and provincial statutory rate	36.4%	38.4%	(41.6)%
Corporate surtax	1.1	1.1	(1.1)
Manufacturing and processing rate reduction	(3.2)	(4.0)	5.4

Expected income tax expense (recovery) rate	34.3	35.5	(37.3)
Tax rate differences in other jurisdictions	(5.0)	(8.0)	(2.2)
Losses for which a benefit (has) has not been provided—net	(31.4)	(27.2)	4.7
Restructuring costs	—	(0.4)	12.2
Impaired assets	—	—	6.4
International divestiture	—	(0.1)	5.4
Amortization and write-downs	—	1.0	3.0
Other	(0.9)	2.4	(0.5)

Effective tax expense (recovery) rate	(3.0)%	3.2%	(8.3)%

At December 31, 2003, the Corporation has non-capital tax loss carryforwards totaling approximately $287.0 million. Of this amount, a valuation allowance has been recorded against $157.0 million. Of the $157.0 million, approximately $106.0 million expires between 2004 and 2012 and $51.0 million has no expiration. In addition, the Corporation has recorded a valuation allowance against approximately $50.0 million of temporary differences that are available for utilization in future years. As a result of the Combination the Corporation expects to lose approximately $11.0 million of Canadian non-capital tax loss carryforwards, which have a full valuation allowance, set up against them. At December 31, 2003, the Corporation has Canadian capital loss carryforwards totaling approximately $55.4 million for which a full valuation allowance has been established. As a result of the Combination, the Corporation expects to be able to adjust the tax basis of certain assets by this amount.

The valuation allowance at December 31, 2003 and 2002 relates to net operating losses generated in the United States (2002 only), Canada, Latin America and Europe (which have limited carry-forward periods) and future deductible expense. The decrease (increase) in the valuation allowance of approximately $35.9 million, $53.0 million and $(103.0) million for 2003, 2002 and 2001, respectively, primarily relates to amounts recorded against deferred tax assets in the United States.

The Corporation has reduced the valuation allowance for a portion of its deferred tax assets to the extent that it believes, based on the weight of available evidence, it is more likely than not that those assets will be realized.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

19. EARNINGS PER SHARE

	2003	2002	2001
Net earnings (loss) available to common shareholders	$114,176	$73,258	$(373,383)
Weighted average number of common shares outstanding (thousands):
Basic	140,854	111,556	88,648
Dilutive options and awards (a)	789	2,219	—
Contingent shares (b)	—	247	—

Diluted	141,643	114,022	88,648

Net earnings (loss) per common share:
Basic	$0.81	$0.66	$(4.21)
Diluted	$0.81	$0.64	$(4.21)

(a)	For 2001 the dilutive options are excluded, as their effect would be anti-dilutive.
(b)	Dilutive effect of contingent consideration granted in connection with the 2001 conversion of the subordinated convertible debentures (see Note 10).

20. SEGMENTED INFORMATION

The Corporation operates in the printing industry with three distinct operating segments based on the way management regularly assesses information for decision-making purposes. The three segments are Forms and Labels, Outsourcing and Commercial. These segments market print and print related products and services to a geographically diverse customer base. Management has aggregated divisions within the reportable segments due to strong similarities in the economic characteristics, nature of products and services, production processes, class of customer and distribution methods used.

Wallace historically reported in two operating segments, Forms and Labels and Integrated Graphics. The principal products within the Forms and Labels segment included paper-based forms, electronic data processing and packaging labels and a standard line of office products. The principal products within the Integrated Graphics segment included commercial print and direct mail. After the Acquisition, the Corporation classified the Wallace Forms and Labels operations within the Forms and Labels segment and the Integrated Graphics operations within the Commercial segment. The segment information in the table below includes Wallace from the acquisition date.

As a result of acquiring the remaining interest in Quality Color Press, Inc. in May 2002 (see Note 3), management has reclassified this business from the Commercial segment to the Forms and Labels segment in order to reflect the business synergies and integration plans. Certain other minor operations were transferred from the Outsourcing segment to the Forms and Labels segment.

FORMS AND LABELS

In the Forms and Labels segment, the Corporation derives its revenues from operations in the United States, Canada and Latin America. This segment designs and manufactures business forms, labels and related products, systems and services which include:

–	Custom continuous forms, cut sheets and multipart forms

–	Print services

–	Self mailers

–	Electronic forms and services

–	Integrated form-label application

–	Proprietary label products

–	Pressure sensitive labels

–	Security documents

–	Logistics, warehouse and inventory management

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

20. SEGMENTED INFORMATION (continued)

OUTSOURCING

In the Outsourcing segment, the Corporation derives revenues from its Moore Business Communications Services (“BCS”) operations in the United States and Canada by offering outsourcing services for electronic printing, imaging, processing and distribution. BCS also manages custom, high-volume mailing applications. Products include:

–	Bill and service notifications

–	Insurance policies

–	Special notices

–	Telecommunication cards

–	Investment, banking, credit card, tax and year-end financial statements

–	Licenses

COMMERCIAL

In the Commercial segment, the Corporation derives its revenues from operations in the United States and Europe mainly by producing highly personalized communications and database-driven publications including:

–	Creation and production of personalized mail

–	Database management and segmentation services

–	Direct marketing program development

–	Response analysis services

–	Digital color printing

–	Annual reports

–	Corporate image and product brochures

–	Catalogs

–	Market inserts

–	Promotional materials

–	Other products within the Commercial segment include:

–	Variable-imaged bar codes

–	Printers, applicators and software products and solutions

–	Post processing equipment

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

20. SEGMENTED INFORMATION (continued)

OPERATING SEGMENTS YEARS ENDED DECEMBER 31,	FORMS AND LABELS	OUTSOURCING	COMMERCIAL	CORPORATE	CONSOLIDATED
2003
Total revenue	$1,554,322	$342,318	$1,039,575	$—	$2,936,215
Intersegment revenue	(19,847)	(107)	(43,465)	—	(63,419)

Sale to customers outside the enterprise	1,534,475	342,211	996,110	—	2,872,796

Income (loss) from operations	161,990	72,209	83,057	(137,356)	179,900

Total assets	1,293,302	261,116	1,169,650	495,940	3,220,008
Capital asset depreciation and Amortization	50,742	13,920	28,017	33,067	125,746
Capital expenditures	12,978	25,650	18,565	8,202	65,395

2002 (RECLASSIFIED)
Total revenue	$1,135,846	$309,766	$606,917	$—	$2,052,529
Intersegment revenue	(3,636)	(30)	(10,824)	—	(14,490)

Sale to customers outside the enterprise	1,132,210	309,736	596,093	—	2,038,039

Income (loss) from operations	133,968	60,142	50,562	(142,149)	102,523

Total assets	583,723	112,451	324,533	419,052	1,439,759
Capital asset depreciation and Amortization	34,341	14,661	14,966	22,778	86,746

Capital expenditures	4,476	4,359	7,270	15,840	31,945

2001 (RECLASSIFIED)
Total revenue	$1,205,414	$331,378	$636,343	$—	$2,173,135
Intersegment revenue	(2,424)	(420)	(15,717)	—	(18,561)

Sale to customers outside the enterprise	1,202,990	330,958	620,626	—	2,154,574

Income (loss) from operations	45,361	47,592	(90,904)	(344,373)	(342,324)

Total assets	647,385	115,036	261,486	313,079	1,336,986
Capital asset depreciation and Amortization	67,163	19,061	107,814	45,034	239,072
Capital expenditures	15,461	15,987	10,376	3,578	45,402

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

20. SEGMENTED INFORMATION (continued)

GEOGRAPHIC INFORMATION YEARS ENDED DECEMBER 31,	CANADA	UNITED STATES	OTHER	CONSOLIDATED
2003
Sales to customers outside the enterprise	$214,613	$2,417,370	$240,813	$2,872,796
Capital assets, goodwill and intangibles	58,416	1,617,708	54,961	1,731,085

2002
Sales to customers outside the enterprise	$208,192	$1,607,418	$222,429	$2,038,039
Capital assets, goodwill and intangibles	51,491	369,544	36,583	457,618

2001
Sales to customers outside the enterprise	$199,628	$1,689,954	$264,992	$2,154,574
Capital assets, goodwill and intangibles	39,091	356,675	43,931	439,697

21. LEASE COMMITMENTS

At December 31, 2003, lease commitments require future payments as follows:

2004	$47,548
2005	$35,297
2006	$23,370
2007	$17,068
2008	$12,925
2009 and thereafter	$28,141

Rent expense amounted to $62,500 in 2003 (2002—$52,137; 2001—$56,499).

22. CONTINGENCIES

At December 31, 2003, certain lawsuits and other claims were pending against the Corporation. While the outcome of these matters is subject to future resolution, management’s evaluation and analysis of such matters indicates that, individually and in the aggregate, the probable ultimate resolution of such matters will not have a material effect on the Corporation’s consolidated results of operations or consolidated financial condition.

The Corporation is subject to laws and regulations relating to the protection of the environment. The Corporation provides for expenses associated with environmental remediation obligations when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change and are not discounted. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the Corporation’s subsidiaries may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon the consolidated results of operations or consolidated financial condition of the Corporation.

From time to time, the Corporation enters into contracts that may contain indemnification provisions. Based on current assessments of its contracts, management does not believe that any contain indemnification provisions that would result in a material adverse effect to the Corporation’s consolidated results of operations or cash flows or consolidated financial condition.

The Corporation has been identified as a Potentially Responsible Party (“PRP”) at the Dover, New Hampshire Municipal Landfill, a United States Environmental Protection Agency Superfund Site. The Corporation has been participating with a group of approximately 26 other PRPs to fund the study of and implement remedial activities at the site. Remediation at the site has been on going and is anticipated to continue for at least several years. The total cost of the remedial activity was estimated to be approximately $26.0 million. The Corporation’s share is not expected to exceed $1.5 million. The Corporation believes that the reserves are sufficient based on the present facts and recent tests performed at this site.

As described in Note 3, the Corporation may be required to pay a termination fee of up to $85.0 million if the Corporation terminates its combination agreement with RR Donnelley.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

23. CASH FLOW DISCLOSURE

For the years ended December 31, 2003 and 2001, the following non-cash transactions are required to be disclosed for both Canadian and U.S. GAAP as follows:

2003
Common shares issued for acquisition of businesses	$498,904

2001
Subordinated convertible debentures issued	$71,506
Common shares issued for inducement to certain debenture holders	15,345

24. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The continued registration of the common shares of the Corporation with the Securities and Exchange Commission (“SEC”) and listing of the shares on the NYSE require compliance with the integrated disclosure rules of the SEC.

The accounting policies in Note 1 and accounting principles generally accepted in Canada are consistent in all material aspects with United States generally accepted accounting principles (U.S. GAAP) with the following exceptions.

PENSIONS AND POSTRETIREMENT BENEFITS

The adoption of CICA Handbook Section 3461, Employee Future Benefits, on January 1, 2000, eliminated any material difference in the method of accounting for these costs. However, the transition rules for the implementation of this Canadian standard continue to result in a U.S. GAAP reporting difference. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. Under U.S. GAAP, net gains (losses), net assets and prior service costs occurred before January 1, 2000 are recognized over the appropriate amortization period.

STATEMENT OF CASH FLOWS

For Canadian GAAP the Statements of Cash Flows disclose the net change in cash resources, which is defined as cash and cash equivalents less bank indebtedness. U.S. GAAP requires the disclosure of cash and cash equivalents. Under U.S. GAAP, net cash provided by (used in) financing activities for 2003, 2002, and 2001 would be $716,338, $(10,962), and $(66,315), respectively. Cash and cash equivalents are the same for both Canadian and U.S. GAAP.

INCOME TAXES

The liability method of accounting for income taxes is used for both Canadian and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse (see Note 18). For all periods presented, the tax rates used are the same for both Canadian GAAP and U.S. GAAP.

ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES

U.S. GAAP requires net unrealized gains (losses) on available-for-sale securities to be reported as a separate component of shareholders’ equity until realized, whereas under Canadian GAAP such investments are carried at cost with no effect on net income or shareholders’ equity. Under both Canadian and U.S. GAAP, impairments deemed to be other than temporary would be charged to earnings.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

24. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(continued)

STOCK COMPENSATION

The adoption of CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments (“CICA 3870”), reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. The pro forma disclosures of net income and earnings per share under the fair value method of accounting for stock options will continue to differ as CICA 3870 is applicable for awards granted on or after January 1, 2002. For both Canadian and U.S. GAAP the Corporation uses the intrinsic value method of accounting for stock options. Prior to CICA 3870, recognition of compensation expense was not required for the Corporation’s Series 1 Preference Share options, whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares (the “Preference Shares”) to eliminate the cash-out provision and to make them exercisable for one common share per each Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian and U.S. GAAP relates solely to the amendment of the Preference Share options.

Additionally, no compensation expense or pro forma compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval. Pro forma fair value compensation expense will also be recorded under U.S. GAAP for the Preference Shares commencing on the amendment date. Compensation expense for the Preference Shares under U.S. GAAP for 2003, 2002 and 2001, was $602, $11,839 and $2,700, respectively. In accordance with the transition rules for CICA 3870, no compensation expense was recorded for the Preference Shares for Canadian GAAP.

COMPREHENSIVE INCOME

U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of the Corporation from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for the Corporation are unrealized foreign currency translation adjustments, change in fair value of derivatives, minimum pension liability and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

For U.S. GAAP purposes the changes in the fair value of the Corporation’s interest rate swaps that are designated as cash flow hedges are recorded in other comprehensive income. For U.S. GAAP purposes the changes in the fair value of the Corporation’s interest rate swaps that are designated as fair value hedges are recorded as an adjustment to the Senior Notes. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives either through comprehensive income or the hedged item.

FOREIGN CURRENCY TRANSLATION

Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

BUSINESS PROCESS REENGINEERING

Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, the Corporation capitalized business process reengineering costs and classified them as computer software. The U.S. GAAP reconciling item for computer software represents the amortization differential of the capitalized amounts. As a result, computer software under Canadian GAAP exceeds the amount capitalized under U.S. GAAP.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

24. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(continued)

CONVERTIBLE DEBENTURES

Canadian GAAP requires that a portion of the subordinated convertible debentures be classified as equity. The difference between the carrying amount of the debenture and contractual liability is amortized to earnings. U.S. GAAP requires classification of subordinated convertible debentures as a liability.

Under U.S. GAAP, when convertible debt is converted to equity securities pursuant to an inducement offer, the debtor is required to recognize in earnings the fair value of all securities and other consideration transferred in excess of the fair value of the securities issuable in accordance with the original conversion terms. Under Canadian GAAP, the fair value of the securities issued is charged to retained earnings. Also under Canadian GAAP, certain other contingent consideration is not recognized until paid.

Under U.S. GAAP, when convertible debt is converted to equity securities, unamortized deferred debt issuance costs are charged to share capital. Under Canadian GAAP, these costs are charged to earnings.

The components of “Debt conversion costs” included in the U.S. GAAP reconciliation for 2001 are as follows:

Inducement shares issued	$(15,345)
Deferred debt issuance costs	10,396
Contingent consideration	(2,000)

Debt conversion costs	$(6,949)

The value of the inducement shares represents the fair market value of 1,650,000 of the Corporation’s common shares and is based upon the closing price of these shares on the NYSE on December 28, 2001, the date the shares were issued. For Canadian GAAP purposes, the fair value of the inducement shares was charged to equity and additionally shown on the statement of operations as a reduction to the amount available to common shareholders in the calculation of earnings per share. For U.S. GAAP purposes, the fair value of the inducement shares was recognized as an increase to share capital and recognized as a charge to earnings for the period. The deferred debt issuance costs represent the unamortized balance of the deferred issuance costs related to the convertible debentures at conversion. For Canadian GAAP purposes, these costs were recognized in earnings for the period whereas, for U.S. GAAP purposes, these costs were recorded as a component of share capital. The contingent consideration represents the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average share price of the Corporation’s stock at December 31, 2002 and 2003. No additional consideration was required to be paid at either of these measurement dates. For Canadian GAAP purposes, retained earnings would be charged if and when additional consideration is paid. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to, the following factors: the Corporation’s stock price volatility; cost of borrowings; and certain equity valuation multiples.

SETTLEMENTS OF PENSION PLANS

Under U.S. GAAP, a gain or loss arising upon the settlement of a pension plan is only recognized once responsibility for the pension obligation has been relieved. Under Canadian GAAP, prior to January 1, 2000, an intention to settle or curtail a pension plan that was expected to result in a loss required recognition once the amount was likely and could be reasonably estimated.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

24. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(continued)

The following tables provide a reconciliation of net earnings (loss) as reported under Canadian GAAP to net earnings (loss) under U.S. GAAP.

	2003	2002	2001
Net earnings (loss) as reported	$114,176	$73,258	$(358,038)
U.S. GAAP ADJUSTMENTS:
Pension expense	4,139	4,199	144,917
Postretirement benefits	17,326	17,290	17,275
Computer software	6,785	6,764	17,287
Interest expense	—	—	258
Debt conversion costs	1,169	832	(6,949)
Stock-based compensation	(602)	(11,839)	(2,700)
Income taxes	(11,238)	(6,726)	(82,014)

Net earnings (loss) under U.S. GAAP	$131,755	$83,778	$(269,964)

Earnings (loss) per share:
Basic	$0.94	$0.75	$(3.05)
Diluted	$0.93	$0.74	$(3.05)
Average shares (in thousands):
Basic	140,677	111,556	88,648
Diluted	141,603	113,298	88,648

	2003	2002	2001
COMPREHENSIVE INCOME (LOSS)
Net earnings ( loss) under U.S. GAAP	$131,755	$83,778	$(269,964)

Other comprehensive income (loss), net of tax:
Currency translation adjustments	15,672	(5,156)	(1,817)
Change in fair value of cash flow derivatives	3,665	(3,104)	—
Minimum pension liability	(3,290)	—	—
Reclassification adjustment for losses included in income	—	—	(798)

Total comprehensive income (loss)	$147,802	$75,518	$(272,579)

Gains and (losses) on the disposal of property, plant and equipment were $1,201 in 2003, $8,730 in 2002 and $(792) in 2001. For U.S. GAAP purposes these amounts are recorded in income from operations.

Interest expense is net of investment income of $1,812 in 2003, $1,843 in 2002 and $2,895 in 2001.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

24. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

BALANCE SHEET ITEMS

	AT DECEMBER 31,
	2003		2002
	AS REPORTED	U.S. GAAP	AS REPORTED	U.S. GAAP
Net pension asset	$(188,539)	$(123,128)	$(193,350)	$(129,193)
Computer software—net	(106,603)	(87,852)	(89,208)	(63,672)
Fair value of derivatives-liability	3,925	17,229	—	5,089
Postretirement benefits	261,525	368,932	241,344	366,077
Deferred income taxes-net	43,756	(27,821)	(73,184)	(156,239)
Accounts payable and accrued liabilities	668,198	662,198	486,507	481,676
Long-term debt	899,038	884,815	187,463	187,463
Accumulated other comprehensive income	(117,661)	(85,206)	(133,333)	(101,253)
Share capital	915,500	917,639	403,800	405,337
Retained earnings (deficit)	228,777	81,110	114,601	(50,645)

The weighted average fair value per option granted was $4.48 in 2003, $9.26 in 2002 and $3.91 in 2001. The estimated fair values were calculated using the Black-Scholes option pricing model and the following assumptions:

	2003	2002	2001
Risk-free interest rates	3.0%	4.1%	4.5%
Expected lives (in years)	5	5	5
Dividend yield	—	—	—
Volatility	49%	48%	46%

The Corporation’s U.S. GAAP net earnings (loss) and earnings per share on a pro forma basis using the fair value method are as follows:

	2003	2002	2001
Net earnings (loss) under U.S. GAAP	$131,755	$83,778	$(269,964)
Pro forma adjustments, net of tax:
Stock compensation recorded	1,045	7,889	—
Fair value stock compensation	(2,061)	(11,972)	(1,949)

Pro forma net earnings (loss)	$130,739	$79,695	$(271,913)

Earnings (loss) per share
Basic	$0.93	$0.71	$(3.07)
Diluted	$0.92	$0.70	$(3.07)

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

24. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(continued)

CHANGES IN ACCOUNTING POLICIES

In December 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits”, an amendment of FASB Statements No. 87, 88 and 106, and a revision of FASB Statement No. 132. This standard revises employers’ disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers’ Accounting for Pensions, No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. The new rules require additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The new disclosures are generally effective for 2003 calendar year-end financial statements of public companies, with a delayed effective date for certain disclosures and for foreign plans. See Notes 14 and 15 for the related disclosures as required under this statement. Adoption of this statement had no material impact on the Corporation’s financial position, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, which requires certain financial instruments that were previously presented on the consolidated balance sheets as equity to be presented as liabilities. Such instruments include mandatorily redeemable financial instruments and certain options and warrants. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective for the Corporation as of July 1, 2003. Adoption of this standard had no impact on the Corporation’s financial position, results of operations or cash flows.

In May 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”). Among other things, under the provision of SFAS 145, gains and losses from the early extinguishment of debt are no longer classified as an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings. The adoption of SFAS 145 had no impact on the financial position or results of operations of the Corporation.

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). This statement addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The principal difference between SFAS 146 and EITF 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred versus the EITF 94-3 where a liability was recognized on the date an entity committed to an exit plan. SFAS 146 was adopted January 1, 2003.

In January 2003, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS 148”). The Statement provides alternative methods of transitioning to the fair value based method of accounting for stock-based employee compensation. Also, this Statement amends the previous disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

24. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(continued)

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation expands the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees and requires the guarantor to recognize a liability for the fair value of an obligation assumed under a guarantee. In general, FIN 45 applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, liability, or equity security of the guaranteed party. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of this interpretation. Other guarantees are subject to the disclosure requirements of FIN 45 but not to the recognition provisions and include, among others, a guarantee accounted for as a derivative instrument under SFAS 133. The disclosure requirements of FIN 45 are effective for the Corporation as of December 31, 2002, and require disclosure of the nature of the guarantee, the maximum potential amount of future payments that the guarantor could be required to make under the guarantee and the current amount of the liability, if any, for the guarantor’s obligations under the guarantee. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002.

25. PENDING ACCOUNTING STANDARDS

In 2003, the Accounting Standards Board of the CICA issued Accounting Guideline No. 15, Consolidation of Variable Interest Entities (“AcG-15”). This guideline addresses consolidation by business enterprises of certain variable interest entities where there is a controlling financial interest in a variable interest entity or where the variable interest does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. AcG-15 is effective for both new and pre-existing entities to annual and interim periods beginning on or after November 1, 2004. The Corporation is assessing the impact, if any, of the adoption of ACG-15 on the results of operations and financial condition of the Corporation.

In 2002, the Accounting Standards Board of the CICA issued Accounting Guidelines No. 13 that increases the documentation, designation and effectiveness criteria to achieve hedge accounting. The guideline requires the discontinuance of hedge accounting for hedging relationships established that do not meet the conditions at the date it is first applied. It does not change the method of accounting for derivatives in hedging relationships, but requires fair value accounting for derivatives that do not qualify for hedge accounting. The new guideline is applicable for fiscal years commencing July 1, 2003. The Corporation is evaluating the impact this standard might have on its results of operations and financial position.

26. SUBSEQUENT EVENTS

On February 23, 2004, the shareholders of the Corporation and RR Donnelley voted to approve the Combination. On February 25, 2004, the Ontario Superior Court of Justice issued a final order approving the Combination. The closing of the Combination is expected to occur on February 27, 2004.

27. SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION

Moore North America Finance Inc. (“Finance Inc.”), a wholly owned subsidiary of the Corporation (the “Parent”), is the issuer of the Senior Notes. The Parent and certain of the Corporation’s wholly owned subsidiaries (“Guarantor Subsidiaries”) have guaranteed Finance Inc.’s obligation under the Senior Notes. The Guarantees are joint and several, full, complete and unconditional. Other wholly owned subsidiaries of the Corporation (“Non-guarantor Subsidiaries”) have not guaranteed the obligation under the Senior Notes.

The following supplemental condensed consolidating financial data illustrate, in separate columns, the composition of the Parent, Finance Inc., Guarantor Subsidiaries, Non-guarantor Subsidiaries, eliminations and the consolidated total.

Investments in subsidiaries are accounted for by the equity method for purposes of the supplemental condensed consolidating financial data. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The financial data may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operated as independent entities.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

27.SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2003:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
ASSETS
Current Assets
Cash and cash equivalents	$22,052	$—	$110,089	$16,563	$—	$148,704
Accounts receivable—net	35,547	—	565,804	33,836	—	635,187
Intercompany receivables	62,960	16,008	31,426	4,405	(114,799)	—
Inventories	22,855	—	213,536	10,049	—	246,440
Prepaid expenses	1,628	—	27,715	1,003	—	30,346
Deferred income taxes	—	—	60,999	657	—	61,656

Total Current Assets	145,042	16,008	1,009,569	66,513	(114,799)	1,122,333

Property, plant and equipment—net	32,788	—	526,446	24,319	—	583,553
Assets held for sale	—	—	37,844	—	—	37,844
Investments	—	—	101	31,660	—	31,761
Investment in subsidiaries	983,321	—	60,485	230	(1,044,036)	—
Prepaid pension cost	15,723	—	193,723	20,603	—	230,049
Goodwill	21,875	—	831,261	—	—	853,136
Other intangibles—net	3,240	—	184,553	—	—	187,793
Intercompany loan receivable	651	436,078	12,686	1,926	(451,341)	—
Deferred income taxes	691	—	903	844	—	2,438
Other assets	592	9,976	160,232	301	—	171,101

Total Assets	$1,203,923	$462,062	$3,017,803	$146,396	$(1,610,176)	$3,220,008

LIABILITIES
Current Liabilities
Bank indebtedness	$—	$—	$56,675	$152	$—	$56,827
Accounts payable and accrued liabilities	116,688	15,548	485,201	50,761	—	668,198
Intercompany payables	6,773	15,408	87,061	5,557	(114,799)	—
Short-term debt	750	—	6,531	381	—	7,662
Income taxes	17,528	(31)	67,076	1,168	—	85,741
Deferred income taxes	—	—	—	660	—	660

Total Current Liabilities	141,739	30,925	702,544	58,679	(114,799)	819,088

Intercompany loans payable	10,000	—	438,003	3,338	(451,341)	—
Long-term debt	434	400,460	494,638	3,506	—	899,038
Postretirement benefits	13,932	—	247,593	—	—	261,525
Deferred income taxes	3,381	—	103,234	575	—	107,190
Other liabilities	10,278	—	85,603	8,082	—	103,963
Minority interest	—	—	—	5,045	—	5,045

Total Liabilities	179,764	431,385	2,071,615	79,225	(566,140)	2,195,849

SHAREHOLDERS’ EQUITY
Share capital	915,500	60,000	2,104,991	177,193	(2,342,184)	915,500
Unearned restricted shares	(2,457)	—	—	—	—	(2,457)
Retained earnings	228,777	(29,323)	(1,184,512)	(64,682)	1,278,517	228,777
Cumulative translation adjustments	(117,661)	—	25,709	(45,340)	19,631	(117,661)

Total Shareholders’ Equity	1,024,159	30,677	946,188	67,171	(1,044,036)	1,024,159

Total Liabilities and Shareholders’ Equity	$1,203,923	$462,062	$3,017,803	$146,396	$(1,610,176)	$3,220,008

Shareholders’ Equity as reported	$1,024,159	$30,677	$946,188	$67,171	$(1,044,036)	$1,024,159

U.S. GAAP Adjustments:
Net pension asset	(5,371)	—	(60,040)	—	—	(65,411)
Computer software—net	—	—	(18,751)	—	—	(18,751)
Fair value of derivatives	—	—	(13,304)	—	—	(13,304)
Postretirement benefits	(2,362)	—	(105,045)	—	—	(107,407)
Deferred income taxes—net	2,998	—	70,761	(2,182)	—	71,577
Accounts payable and accrued liabilities	—	—	—	6,000	—	6,000
Long-term debt	—	—	14,223	—	—	14,223
Equity investments	(108,338)	—	3,818	—	104,520	—

	(113,073)	—	(108,338)	3,818	104,520	(113,073)

Shareholders’ Equity under U.S. GAAP	$911,086	$30,677	$837,850	$70,989	$(939,516)	$911,086

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

27. SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING BALANCE SHEET

AT DECEMBER 31, 2002:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
ASSETS
Current Assets
Cash and cash equivalents	$29,127	$101	$100,338	$10,064	$—	$139,630
Accounts receivable—net	33,131	—	271,219	37,033	—	341,383
Intercompany receivables	—	2,222	60,496	4,571	(67,289)	—
Inventories	21,121	—	99,384	9,384	—	129,889
Prepaid expenses	949	—	15,604	764	—	17,317
Deferred income taxes	549	—	29,066	2,297	—	31,912

Total Current Assets	84,877	2,323	576,107	64,113	(67,289)	660,131

Property, plant and equipment—net	28,503	—	199,457	27,762	—	255,722
Investments	—	—	1,784	30,472	—	32,256
Investment in subsidiaries	374,237	—	47,917	230	(422,384)	—
Prepaid pension cost	14,363	—	188,605	18,552	—	221,520
Goodwill	17,956	—	88,298	—	—	106,254
Other intangibles—net	3,354	—	3,080	—	—	6,434
Intercompany loan receivable	1,188	5,082	5,223	32,264	(43,757)	—
Deferred income taxes	(202)	—	54,129	11	—	53,938
Other assets	1,756	—	98,456	3,292	—	103,504

Total Assets	$526,032	$7,405	$1,263,056	$176,696	$(533,430)	$1,439,759

LIABILITIES
Current Liabilities
Bank indebtedness	$12	$—	$17,673	$473	$—	$18,158
Accounts payable and accrued liabilities	42,959	1,002	380,567	61,979	—	486,507
Intercompany payables	54,939	3,817	—	8,533	(67,289)	—
Short-term debt	401	—	1,414	320	—	2,135
Income taxes	14,469	(31)	43,073	1,051	—	58,562
Deferred income taxes	1,219	—	—	1,965	—	3,184

Total Current Liabilities	113,999	4,788	442,727	74,321	(67,289)	568,546

Intercompany loans payable	6,479	—	30,976	6,302	(43,757)	—
Long-term debt	1,090	—	183,146	3,227	—	187,463
Postretirement benefits	10,869	—	230,475	—	—	241,344
Deferred income taxes	3,378	—	5,834	270	—	9,482
Other liabilities	7,721	—	32,619	3,436	—	43,776
Minority interest	—	—	—	6,652	—	6,652

Total Liabilities	143,536	4,788	925,777	94,208	(111,046)	1,057,263

SHAREHOLDERS’ EQUITY
Share capital	403,800	20,000	1,607,533	204,042	(1,831,575)	403,800
Unearned restricted shares	(2,572)	—	—	—	—	(2,572)
Retained earnings	114,601	(17,383)	(1,292,916)	(77,715)	1,388,014	114,601
Cumulative translation adjustments	(133,333)	—	22,662	(43,839)	21,177	(133,333)

Total Shareholders’ Equity	382,496	2,617	337,279	82,488	(422,384)	382,496

Total Liabilities and Shareholders’ Equity	$526,032	$7,405	1,263,056	$176,696	$(533,430)	$1,439,759

Shareholders’ Equity as reported	$382,496	$2,617	$337,279	$82,488	$(422,384)	$382,496

U.S. GAAP Adjustments:
Net pension asset	(5,536)	—	(58,621)	—	—	(64,157)
Computer software—net	—	—	(25,536)	—	—	(25,536)
Fair value of derivatives	—	—	(5,089)	—	—	(5,089)
Postretirement benefits	(2,575)	—	(122,158)	—	—	(124,733)
Deferred income taxes—net	3,590	—	81,647	(2,182)	—	83,055
Accounts payable and accrued liabilities	(1,169)	—	—	6,000	—	4,831
Equity investments	(125,939)	—	3,818	—	122,121	—

	(131,629)	—	(125,939)	3,818	122,121	(131,629)

Shareholders’ Equity under U.S. GAAP	$250,867	$2,617	$211,340	$86,306	$(300,263)	$250,867

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

27. SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
Net sales	$217,959	$—	$2,554,075	$140,360	$(39,598)	$2,872,796

Cost of sales	159,432	—	1,819,901	95,281	(39,598)	2,035,016
Selling, general and administrative expenses	44,975	—	447,272	33,479	—	525,726
Restructuring provision—net	1,115	—	4,982	311	—	6,408
Depreciation and amortization	10,479	—	111,427	3,840	—	125,746

Total operating expenses	216,001	—	2,383,582	132,911	(39,598)	2,692,896

Income from operations	1,958	—	170,493	7,449	—	179,900

Equity earnings (loss) of subsidiaries	118,552	—	(9,055)	—	(109,497)	—
Investment and other income (expense)	(8,533)	—	(5,194)	8,345	—	(5,382)
Interest expense—net	(48)	11,940	43,250	(203)	—	54,939
Debt settlement and issue Costs	—	—	7,493	—	—	7,493

Earnings (loss) before income taxes and minority interest	112,025	(11,940)	105,501	15,997	(109,497)	112,086
Income tax expense (recovery)	(2,151)	—	(2,903)	1,710	—	(3,344)
Minority interest		—	—	1,254	—	1,254

Net earnings (loss)	$114,176	$(11,940)	$108,404	$13,033	$(109,497)	$114,176

U.S. GAAP Adjustments:
Pension expense	165	—	3,974	—	—	4,139
Postretirement benefits	213	—	17,113	—	—	17,326
Computer software	—	—	6,785	—	—	6,785
Debt conversion costs	1,169	—	—	—	—	1,169
Stock-based compensation	(602)	—	—	—	—	(602)
Income taxes	(369)	—	(10,869)	—	—	(11,238)
Equity earnings	17,003	—	—	—	(17,003)	—

	17,579	—	17,003	—	(17,003)	17,579

Net earnings (loss) under U.S. GAAP	$131,755	$(11,940)	$125,407	$13,033	$(126,500)	$131,755

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

27.SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
Net sales	$211,949	$—	$1,704,551	$131,108	$(9,569)	$2,038,039

Cost of sales	154,921	—	1,164,101	80,554	(9,569)	1,390,007
Selling, general and administrative expenses	45,360	—	382,414	31,839	—	459,613
Restructuring provision—net	(2,029)	—	4,881	(3,702)	—	(850)
Depreciation and amortization	10,082	—	72,409	4,255	—	86,746

Total operating expenses	208,334	—	1,623,805	112,946	(9,569)	1,935,516

Income from operations	3,615	—	80,746	18,162	—	102,523

Equity earnings (loss) of subsidiaries	48,734	—	(10,951)	—	(37,783)	—
Investment and other income (expense)	20,570	—	(21,409)	4,559	—	3,720
Interest expense—net	(342)	(822)	14,262	(953)	—	12,145
Debt settlement and issue costs	—	16,746	—	—	—	16,746

Earnings (loss) before income taxes and minority interest	73,261	(15,924)	34,124	23,674	(37,783)	77,352
Income tax expense	3	—	800	1,669	—	2,472
Minority interest	—	—	—	1,622	—	1,622

Net earnings (loss)	$73,258	$(15,924)	$33,324	$20,383	$(37,783)	$73,258

U.S. GAAP Adjustments:
Pension expense	169	—	4,030	—	—	4,199
Postretirement benefits	190	—	17,100	—	—	17,290
Computer software	—	—	6,764	—	—	6,764
Debt conversion costs	832	—	—	—	—	832
Stock-based compensation	(11,839)	—	—	—	—	(11,839)
Income taxes	4,153	—	(10,879)	—	—	(6,726)
Equity earnings	17,015	—	—	—	(17,015)	—

	10,520	—	17,015	—	(17,015)	10,520

Net earnings (loss) under U.S. GAAP	$83,778	$(15,924)	$50,339	$20,383	$(54,798)	$83,778

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2001

27.SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2001:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
Net sales	$204,116	$—	$1,768,550	$214,908	$(33,000)	$2,154,574

Cost of sales	148,659	—	1,295,470	141,432	(33,000)	1,552,561
Selling, general and administrative expenses	76,247	957	444,031	54,351	—	575,586
Restructuring provision—net	10,680	—	107,676	11,323	—	129,679
Depreciation and amortization	11,389	—	163,750	63,933	—	239,072

Total operating expenses	246,975	957	2,010,927	271,039	(33,000)	2,496,898

Loss from operations	(42,859)	(957)	(242,377)	(56,131)	—	(342,324)

Equity earnings (loss) of subsidiaries	(295,364)	—	(2,915)	—	298,279	—
Investment and other income (expense)	(2,165)	—	(8,693)	137	—	(10,721)
Interest expense—net	6,720	(1,591)	21,498	(2,869)	—	23,758
Debt settlement and issue costs	10,396	1,000	221	—	—	11,617

Earnings (loss) before income taxes and minority interest	(357,504)	(366)	(275,704)	(53,125)	298,279	(388,420)
Income tax expense (benefit)	534	—	(34,887)	2,161	—	(32,192)
Minority interest	—	—	—	1,810	—	1,810

Net loss	$(358,038)	$(366)	$(240,817)	$(57,096)	$298,279	$(358,038)

U.S. GAAP Adjustments:
Pension expense	(239)	—	173,408	(28,252)	—	144,917
Postretirement benefits	208	—	17,067	—	—	17,275
Computer software	—	—	17,287	—	—	17,287
Interest expense	258	—	—	—	—	258
Debt conversion costs	(6,949)	—	—	—	—	(6,949)
Stock-based compensation	(2,700)	—	—	—	—	(2,700)
Income taxes	3,901	—	(85,915)	—	—	(82,014)
Equity earnings	93,595	—	(28,252)	—	(65,343)	—

	88,074	—	93,595	(28,252)	(65,343)	88,074

Net loss under U.S. GAAP	$(269,964)	$(366)	$(147,222)	$(85,348)	$232,936	$(269,964)

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

27. SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
OPERATING ACTIVITIES
Net earnings (loss)	$114,176	$(11,940)	$108,404	$13,033	$(109,497)	$114,176
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Equity (earnings) loss of subsidiaries	(118,552)	—	9,055	—	109,497	—
Depreciation and amortization	10,479	—	111,427	3,840	—	125,746
Net (gain) loss on sale of investment and other assets	(252)	—	(709)	311	—	(650)
Acquisition related charges
Inventory and backlog	—	—	38,590	—	—	38,590
Derivative charges	—	—	3,925	—	—	3,925
Debt issue costs	—	—	7,493	—	—	7,493
Deferred income taxes	(1,560)	—	(22,328)	(193)	—	(24,081)
Restructuring provision—net	1,115	—	4,982	311	—	6,408
Other	1,525	1,092	(2,529)	5,826	—	5,914
Changes in operating assets and liabilities:
Accounts receivable—net	5,259	—	(28,903)	5,340	—	(18,304)
Inventories	2,661	—	(10,135)	(361)	—	(7,835)
Accounts payable and accrued liabilities	11,387	14,546	(72,204)	(367)	—	(46,638)
Income taxes	(763)	—	16,759	129	—	16,125
Other	1,452	—	(9,502)	(239)	—	(8,289)

Net cash provided by operating activities	26,927	3,698	154,325	27,630	—	212,580

INVESTING ACTIVITIES
Property, plant and equipment—net	(5,675)	—	(41,880)	(3,945)	—	(51,500)
Long-term receivables and other Investments	10	—	3,883	(31,659)	—	(27,766)
Acquisition of businesses	—	—	(870,391)	—	—	(870,391)
Proceeds from sale of investments And other assets	1,500	—	—	29,917	—	31,417
Software expenditures	—	—	(5,467)	—	—	(5,467)
Other	432	—	3,741	(624)	—	3,549

Net cash used by investing activities	(3,733)	—	(910,114)	(6,311)	—	(920,158)

FINANCING ACTIVITIES
Net change in short-term debt	349	—	117	61	—	527
Issuance of long-term debt	—	400,460	609,820	—	—	1,010,280
Payments on long-term debt	(346)	—	(309,026)	—	—	(309,372)
Debt issue costs	—	(10,824)	(23,148)	—	—	(33,972)
Issuance (repurchase) of common shares—net	11,884	—	—	—	—	11,884
Intercompany activity	(42,108)	(393,435)	449,478	(13,935)	—	—
Other	(628)	—	(183)	(867)	—	(1,678)

Net cash provided (used) by financing activities	(30,849)	(3,799)	727,058	(14,741)	—	677,669

Effect of exchange rate on cash resources	592	—	(520)	242	—	314

Increase (decrease) in cash resources	(7,063)	(101)	(29,251)	6,820	—	(29,595)
Cash resources at beginning of year	29,115	101	82,665	9,591	—	121,472

Cash resources at end of year	$22,052	$—	$53,414	$16,411	$—	$91,877

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

27. SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2002:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
OPERATING ACTIVITIES
Net earnings (loss)	$73,258	$(15,924)	$33,324	$20,383	$(37,783)	$73,258
Adjustments to reconcile net earnings (loss) to cash provided (used) by operating activities:
Equity (earnings) loss of subsidiaries	(48,734)	—	10,951	—	37,783	—
Depreciation and amortization	10,082	—	72,409	4,255	—	86,746
Net (gain) loss on sale of investment and other assets	60	—	(7,293)	(1,497)	—	(8,730)
Deferred income taxes	11,090	—	(36,998)	(88)	—	(25,996)
Debt settlement costs	—	16,746	—	—	—	16,746
Other	(1,907)	364	(5,140)	(1,077)	—	(7,760)
Changes in operating assets and liabilities:
Accounts receivable—net	71	—	(2,235)	1,526	—	(638)
Inventories	1,752	—	3,895	379	—	6,026
Accounts payable and accrued liabilities	(3,917)	(2,150)	2,869	(6,543)	—	(9,741)
Income taxes	314	—	32,137	(318)	—	32,133
Other	189	—	(3,965)	127	—	(3,649)

Net cash provided (used) by operating activities	42,258	(964)	99,954	17,147	—	158,395

INVESTING ACTIVITIES
Property, plant and equipment—net	(893)	—	(7,802)	(246)	—	(8,941)
Long-term receivables and other investments	429	—	(1,402)	(4,055)	—	(5,028)
Acquisition of businesses	(8,764)	—	(57,202)	—	—	(65,966)
Software expenditures	—	—	(10,958)	—	—	(10,958)
Other	—	—	(1,615)	—	—	(1,615)

Net cash used by investing activities	(9,228)	—	(78,979)	(4,301)	—	(92,508)

FINANCING ACTIVITIES
Net change in short-term debt	(724)	—	(14,902)	(273)	—	(15,899)
Issuance of long-term debt	—	—	200,000	—	—	200,000
Payments on long-term debt	(1,641)	(116,746)	(21,877)	—	—	(140,264)
Issuance (repurchase) of common shares—net	(7,949)	—	—	—	—	(7,949)
Intercompany activity	(6,279)	117,711	(99,432)	(12,000)	—	—
Other	—	—	(8,108)	(719)	—	(8,827)

Net cash provided (used) by financing activities	(16,593)	965	55,681	(12,992)	—	27,061

Effect of exchange rate on cash resources	(242)	—	232	(140)	—	(150)

Increase (decrease) in cash resources	16,195	1	76,888	(286)	—	92,798
Cash resources at beginning of year	12,920	100	5,777	9,877	—	28,674

Cash resources at end of year	$29,115	$101	$82,665	$9,591	$—	$121,472

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(continued)

27. SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2001:

	PARENT	FINANCE INC.	GUARANTOR SUBSIDIARIES	NON- GUARANTOR SUBSIDIARIES	ELIMINATIONS	CONSOLIDATED
OPERATING ACTIVITIES
Net earnings (loss)	$(358,038)	$(366)	$(240,817)	$(57,096)	$298,279	$(358,038)
Adjustments to reconcile net earnings (loss) to cash provided (used) by operating activities:
Equity (earnings) loss of subsidiaries	295,364	—	2,915	—	(298,279)	—
Depreciation and amortization	11,389	—	163,750	63,933	—	239,072
Net (gain) loss on sale of investment and other assets	(79)	—	(1,533)	7,436	—	5,824
Deferred income taxes	(13,729)	—	(21,511)	137	—	(35,103)
Pension settlement—net	—	—	96,605	—	—	96,605
Restructuring provision—net	10,680	—	107,676	11,323	—	129,679
Debt settlement and issue costs	10,396	1,000	221	—	—	11,617
Other	7,903	373	(8,131)	2,903	—	3,048
Changes in operating assets and liabilities:
Accounts receivable—net	3,554	—	49,804	(8,674)	—	44,684
Inventories	7,014	—	14,203	(180)	—	21,037
Accounts payable and accrued liabilities	(6,614)	(1,122)	(5,297)	(6,345)	—	(19,378)
Income taxes	885	—	(4,129)	(1,173)	—	(4,417)
Other	6,850	(155)	(1,902)	(2,302)	—	2,491

Net cash provided (used) by operating activities	(24,425)	(270)	151,854	9,962	—	137,121

INVESTING ACTIVITIES
Property, plant and equipment—net	(3,320)	—	(20,451)	(13,301)	—	(37,072)
Long-term receivables and other investments	484	—	138	(4,111)	—	(3,489)
Acquisition of businesses	(14,565)	—	—	—	—	(14,565)
Proceeds from sale of investments and other assets	—	—	38,495	—	—	38,495
Software expenditures	—	—	(6,151)	(366)	—	(6,517)
Other	5,095	—	(22,249)	18,364	—	1,210

Net cash provided (used) by investing activities	(12,306)	—	(10,218)	586	—	(21,938)

FINANCING ACTIVITIES
Dividends	(8,846)	—	—	—	—	(8,846)
Net change in short-term debt	(437)	—	16,272	(510)	—	15,325
Issuance of long-term debt	364	—	7,476	123	—	7,963
Payments on long-term debt	(1,082)	(100,000)	(3,084)	—	—	(104,166)
Intercompany activity	60,158	100,667	(153,981)	(6,844)	—	—
Other	(2,320)	—	669	(1,693)	—	(3,344)

Net cash provided (used) by financing activities	47,837	667	(132,648)	(8,924)	—	(93,068)

Effect of exchange rate on cash resources	(439)	—	(65)	(47)	—	(551)

Increase (decrease) in cash resources	10,667	397	8,923	1,577	—	21,564
Cash resources at beginning of year	2,253	(297)	(3,146)	8,300	—	7,110

Cash resources at end of year	$12,920	$100	$5,777	$9,877	$—	$28,674

MOORE WALLACE INCORPORATED

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF MOORE WALLACE INCORPORATED:

We have audited the consolidated balance sheets of Moore Wallace Incorporated as at December 31, 2003 and 2002 and the consolidated statements of operations, retained earnings and cash flows for each of the three years ended December 31, 2003. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the three years ended December 31, 2003, in accordance with Canadian generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Toronto, Canada

February 26, 2004

MOORE WALLACE INCORPORATED

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES OF AMERICA

REPORTING DIFFERENCE

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Corporation’s financial statements, such as the changes described in Note 2 to the financial statements. Our report to the shareholders dated February 26, 2004 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

DELOITTE & TOUCHE LLP

Toronto, Canada

February 26, 2004

(b)	Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2003 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 are based on the historical financial statements of RR Donnelley, Moore Wallace and WCS after giving effect to (i) the transaction as a purchase of Moore Wallace by RR Donnelley (and the earlier merger of Moore Wallace and WCS, effective May 15, 2003) using the purchase method of accounting, (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements, and (iii) the issuance of $1.0 billion of new RR Donnelley Notes (the “New RR Donnelley Notes”) in this offering.

The pro forma information is preliminary, is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. Income taxes do not reflect the amounts that would have resulted had RR Donnelley and Moore Wallace filed consolidated income tax returns during the periods presented. No assurance can be given that cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the purchase price, the new equity structure, the new estimated debt structure and to adjust Moore Wallace’s net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on our management’s estimates of the fair value of the assets to be acquired and liabilities to be assumed. The preliminary valuations have been considered in our management’s estimates of the fair values reflected in the unaudited pro forma condensed combined financial statements.

The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values will include our management’s consideration of final valuations, which will be based on the net tangible and intangible assets of Moore Wallace that existed as of the effective date. Any final adjustments may change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented in this offering memorandum. Amounts preliminarily allocated to intangible assets with indefinite and definite lives may change significantly, which could result in a material increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of the assets acquired may also change, which could result in a material increase or decrease in depreciation or amortization expense.

The unaudited pro forma condensed combined balance sheet is presented as if the transaction had been completed on December 31, 2003 and combines the historical balance sheet of RR Donnelley at December 31, 2003 and the historical balance sheet of Moore Wallace at December 31, 2003.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 is presented as if the transaction had been completed on January 1, 2003. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 combines the historical results of RR Donnelley and Moore Wallace for the year ended December 31, 2003, as well as the historical unaudited results of WCS for the 135-day period prior to the merger of Moore Wallace with WCS (which was completed on May 15, 2003), calculated by adding the historical unaudited results of WCS for the three-month period ended April 30, 2003 and one-half of the historical unaudited results of WCS for the three-month period ended January 31, 2003.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in RR Donnelley’s Annual Report on Form 10-K for the year ended December 31, 2003; Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2003; Moore Wallace’s Current Report on Form 8-K filed May 15, 2003 and amended July 29, 2003 for WCS’s fiscal year ended July 31, 2002; and Moore Wallace’s Current Report on Form 8-K filed September 26, 2003 for WCS’s nine months ended April 30, 2003.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the transaction been completed as of the dates presented and should not be considered as representative of the future consolidated results of operations or financial condition of the combined company.

Based on a preliminary analysis, RR Donnelley expects to incur in subsequent quarters costs for severance and facility charges related to vacating redundant RR Donnelley and Moore Wallace facilities and other costs associated with exiting activities. Costs related to Moore Wallace severance and certain facility charges will be recorded as an additional cost of the acquisition. Costs related to RR Donnelley severance and facility charges will be recorded in future combined statements of operations. Some of these costs, primarily severance and lease termination costs, will result in future cash payments, the timing of which may exceed one year from the effective date. No adjustment has been made to the pro forma information presented in this offering memorandum to reflect these potential actions, as the costs of employee terminations, facility exit costs, the final valuation of tangible and intangible assets and related liabilities are not currently determinable. RR Donnelley expects to expend a substantial amount of effort evaluating facilities, finalizing valuations of tangible and intangible assets and determining appropriate employment levels. Although preliminary plans are currently being formulated, RR Donnelley has not finalized such estimates. When the costs of such plans become estimable, these amounts will be recorded in the financial statements to reflect the estimated costs of such actions.

RR Donnelley is in the process of identifying pre-transaction contingencies, if any, where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

As part of the transaction, Moore Wallace’s Term Loan B was liquidated with proceeds from commercial paper. It is anticipated that the proceeds from this offering will liquidate the commercial paper and Moore Wallace’s $403 million Senior Notes. Accordingly, the pro forma financial statements reflect the impact of retirement of the Moore Wallace debt. The amounts required to liquidate the Moore Wallace $403 million Senior Notes may differ materially from the estimated redemption amount reflected in the pro forma financial statements based on movements in interest rates.

The income tax rate applied to the pro forma adjustments is 39.5%, the expected statutory rate. All other tax amounts are stated at their historical amounts.

Moore Wallace’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 24 to the consolidated financial statements in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2003 provides a description of the material differences and a reconciliation between Canadian GAAP and U.S. GAAP. For the purposes of presenting the unaudited pro forma condensed combined financial information, financial information relating to Moore Wallace has been adjusted to conform to U.S. GAAP.

Intercompany balances or transactions between the combining companies were not significant for any of the periods presented. No material pro forma adjustments were required to conform Moore Wallace’s accounting policies to RR Donnelley’s accounting policies. Certain reclassifications have been made to conform the RR Donnelley, Moore Wallace and WCS historical amounts to the pro forma presentation in addition to those required to conform the historical amounts of Moore Wallace to U.S. GAAP.

On November 26, 2003, Moore Wallace announced its plan to acquire PPS, a Tennessee-based provider of mortgage statement processing solutions to the financial services industry, for approximately $92.5 million in cash and Moore Wallace common shares, including the repayment of PPS debt. The acquisition of PPS was completed on December 31, 2003. Pro forma disclosure of the impact of the PPS acquisition on the statement of operations has been excluded because it is not material to RR Donnelley or Moore Wallace’s consolidated statements of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet

of RR Donnelley and Moore Wallace

as of December 31, 2003

U.S. GAAP (in thousands of U.S.$)

	RR Donnelley (a)	Moore Wallace (a)(b)	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$60,837	$148,704	$(54,143	)(c)	$155,398
Accounts receivable, net	738,516	635,187	—		1,373,703
Inventories	120,374	246,440	60,058	(f)	426,872
Prepaid expenses and other current assets	79,783	153,645	—		233,428

Total current assets	999,510	1,183,976	5,915		2,189,401

Property, plant and equipment, net	1,297,366	583,553	196,824	(h)	2,077,743
Assets held for sale	—	37,844	—		37,844
Prepaid pension cost	314,366	165,326	(34,058	)(l)	445,634
Goodwill	317,472	853,136	1,575,788	(d)	2,746,396
Other intangibles, net	81,702	187,793	464,107	(i)	733,602
Deferred income taxes	—	1,747	—		1,747
Other assets	178,534	184,111	(55,644	)(j)	307,001

Total assets	$3,188,950	$3,197,486	$2,152,932		$8,539,368

LIABILITIES
Accounts payable	$303,959	$243,338	$—		$547,297
Short-term debt	175,873	7,662	(5,000	)(k)	178,535
Income taxes payable and current deferred income taxes	10,179	86,401	(13,515	)(g)(l)	83,065
Accrued liabilities	393,571	475,687	(4,296	)(k)	864,962

Total current liabilities	883,582	813,088	(22,811)		1,673,859

Long-term debt:
New RR Donnelley Notes	—	—	997,038	(k)	997,038
Historical long-term debt	752,497	884,815	(878,737	)(k)	758,575
Postretirement benefits	12,031	368,932	(54,282	)(m)	326,681
Deferred income taxes	234,046	96,565	241,093	(g)(l)	571,704
Other liabilities	323,642	123,000	(15,022	)(l)(n)	431,620

Total liabilities	2,205,798	2,286,400	267,279		4,759,477

SHAREHOLDERS’ EQUITY
Common stock	308,462	917,639	1,919,449	(e)	3,145,550
Unearned compensation	(2,937)	(2,457)	(14,510	)(e)	(19,904)
Retained earnings	1,641,706	81,110	(104,492	)(e)	1,618,324
Accumulated comprehensive loss	(123,684)	(85,206)	85,206	(e)	(123,684)
Treasury stock	(840,395)	—	—		(840,395)

Total shareholders’ equity	983,152	911,086	1,885,653		3,779,891

Total liabilities and shareholders’ equity	$3,188,950	$3,197,486	$2,152,932		$8,539,368

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands of U.S.$)

(a)	Certain reclassifications have been made to the historical presentation of RR Donnelley and Moore Wallace financial information in order to conform to the pro forma condensed combined presentation.
(b)	Historical results of Moore Wallace are prepared in accordance with Canadian GAAP and have been adjusted to conform with RR Donnelley’s presentation under U.S. GAAP. The differences between Canadian GAAP and U.S. GAAP that are material to Moore Wallace’s unaudited consolidated balance sheet as of December 31, 2003 are described in the section entitled “—Differences Between Canadian GAAP and U.S. GAAP.”
(c)	Represents estimated sources and uses of funds as follows (in thousands):

Sources of funds:
Issuance of RR Donnelley common stock and restricted stock	$2,805,073
Issuance of RR Donnelley stock options upon conversion or exchange of Moore Wallace stock options	22,755
Issuance of New RR Donnelley Notes (see note k)	997,038

Total sources	$3,824,866

Uses of funds:
Exchange of each Moore Wallace common share and restricted share for 0.63 of a share of RR Donnelley common stock and restricted stock	$2,805,073
Conversion of Moore Wallace stock options into RR Donnelley stock options	22,755
Retirement of Moore Wallace $403 million Senior Notes and Term Loan B (see note k)	961,696
Estimated direct financing costs (see note j)	7,800
Liquidation of Moore Wallace fair value and cashflow swaps (see note l)	15,784
Funding of Moore Wallace SERP plans (see note l)	20,610
Payment of Moore Wallace deferred share units (see note n)	5,141
Estimated transaction fees and expenses related to equity	300
Estimated transaction fees and expenses	39,850

Total uses	3,879,009

Net use of historical cash:	$(54,143)

(d)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Moore Wallace’s tangible and intangible assets and liabilities based on their estimated fair values as of the effective date. The consideration is preliminarily allocated as follows (in thousands):

Calculation of Consideration

Exchange of each Moore Wallace common share and restricted share for 0.63 of a share of RR Donnelley common stock and restricted stock (1)	$2,805,073
Issuance of RR Donnelley stock options upon conversion or exchange of Moore Wallace stock options (2)	22,755
Estimated redemption premium for Moore Wallace $403 million Senior Notes (see note k)	56,900
Estimated direct transaction fees and expenses (3)	20,500

Total consideration	$2,905,228

Preliminary Allocation of Consideration:

Moore Wallace book value of net assets (see note e)	$911,086

Initial purchase allocation adjustment	1,994,142
Adjustments to historical net book values:
Inventories (see note f)	60,058
Property, plant and equipment (see note h)	196,824
Intangible assets (see note i)	464,107
System development cost (see note j)	(32,752)
Debt discount and fair value adjustment on Moore Wallace $403 million Senior Notes (see note k)	(16,763)
Prepaid pension cost (see note l)	(34,058)
Pension liabilities (see note l)	(18,905)
Postretirement benefit obligation (see note m)	54,282
Deferred debt issue costs (see note j)	(30,692)
Current deferred tax liability (see note g)	5,374
Non-current deferred tax liability (see note g)	(236,528)
Unearned compensation on restricted share and stock option exchange (see note e)	7,407

Adjustment to goodwill	$1,575,788

(1)	Represents the value of RR Donnelley common and restricted stock issued to holders of Moore Wallace common and restricted shares at a price of $27.48 per share, which is calculated using the average of the closing share price on the New York Stock Exchange during the five-day trading period beginning two trading days before the date of announcement of the transaction on November 9, 2003. This amount is based on the actual value of shares of RR Donnelley common and restricted stock received by holders of Moore Wallace common and restricted shares outstanding on the effective date.
(2)	Represents the fair value of approximately 2.3 million RR Donnelley stock options issued in exchange for existing Moore Wallace stock options in connection with the transaction.
(3)	Represents estimated direct transaction costs incurred by RR Donnelley, including financial advisory, legal, accounting and other costs.
(e)	Represents adjustments to reflect the elimination of the historical equity of Moore Wallace totaling $911.1 million; the issuance of $2,837.4 million of new RR Donnelley equity less $0.3 million of fees related to the equity issuance (see note c) and less $17.0 million related to unearned compensation for the exchange of Moore Wallace unvested options and restricted shares for RR Donnelley unvested options and restricted stock as well as the issuance of unvested RR Donnelley restricted stock units; a $5.5 million non-recurring charge directly attributable to the funding of a Moore Wallace supplemental executive retirement plan required as a result of the transaction; a $1.4 million non-recurring gain from the liquidation of Moore Wallace’s interest rate swaps; and approximately $19.3 million related to advisory fees paid by Moore Wallace.
(f)	Represents the estimated purchase accounting adjustment of $60.1 million to capitalize manufacturing profit in inventory. This amount was estimated as part of the initial assessment of the fair value of assets to be acquired and liabilities to be assumed. This adjustment is preliminary and is based on our management’s estimates and preliminary valuations. The actual adjustment may differ materially and will be based on final valuations.
(g)	The current deferred tax liability reflects the estimated impact on the purchase allocation adjustment for inventories and the redemption of the Moore Wallace $403 million Senior Notes (see note f). The non-current deferred tax liability reflects the estimated impact on the purchase allocation adjustments other than that for inventory and the redemption of the Moore Wallace $403 million Senior Notes. These estimates are based on the statutory tax rate of 39.5%.

(h)	Reflects the estimated adjustments of $196.8 million required to record Moore Wallace’s property, plant and equipment at its fair value based on a depreciated replacement value. Real property is recorded at book value and will subsequently be adjusted to its fair value upon the completion of appraisals currently in process. This adjustment is preliminary and is based on our management’s estimates and preliminary valuations. The actual adjustment may differ materially and will be based on final valuations.
(i)	Moore Wallace’s $651.9 million of other intangibles represents an increase of $464.1 million as a result of increasing the historical book value to a preliminary estimate of fair value. Of this $651.9 million, amortizable intangible assets consist of $213.8 million allocated to customer relationships to be amortized over 15 years; $17.6 million allocated to non-compete agreements to be amortized over two years; $100.9 million allocated to patents to be amortized over eight years; and $8.7 million allocated to backlog to be amortized over one year. This adjustment is preliminary and is based on our management’s estimates and preliminary valuations. The actual adjustment may differ materially and will be based on final valuations. The customer relationship intangible asset allocation reflects the nature of the markets within which Moore Wallace operates and the price sensitivity of many of its customers. The markets in which Moore Wallace operates are highly competitive, and customers often use multiple vendors to ensure the most favorable pricing. Customers typically encounter minimal switching costs and, due to the transactional nature of the business, these customers’ purchasing decisions are almost entirely governed by pricing considerations, with little consideration given to previous historical business. These facts, coupled with the fact that the nature of Moore Wallace customer contractual relationships typically does not involve purchase minimums or long-term binding contracts, are primary reasons why the valuation of customer relationships is not more significant.

Approximately $310.9 million has been preliminarily allocated to intangible assets with indefinite lives, consisting primarily of the various trade names under which Moore Wallace does business. The assumption used in the preliminary valuation is that the identified trade names will not be amortized and will have indefinite remaining useful lives based on many factors and considerations, including name awareness and the assumption of continued use of the Moore Wallace and related brands as part of the marketing strategy of the combined company. These assumptions and adjustments are preliminary and are based on our management’s estimates and preliminary valuations. The actual adjustment may differ materially and will be based on final valuations.

(j)	Reflects the estimated adjustments of ($32.8) million required to record Moore Wallace’s system development costs at fair value based on the estimated cost to reproduce and an estimated remaining life of five years. This adjustment is preliminary and is based on our management’s estimates and preliminary valuations. The actual adjustment may differ materially and will be based on final valuations. Also reflects the adjustment of ($30.7) million required to write-off Moore Wallace deferred financing fees for its retired $403 million Senior Notes and Term Loan B offset by $7.8 million of new deferred financing fees primarily related to the New RR Donnelley Notes.
(k)	Represents approximately $997.0 million of gross proceeds from the issuance of the $1.0 billion New RR Donnelley Notes to refinance Moore Wallace’s historical $403 million Senior Notes with an additional redemption premium payment of $56.9 million and to refinance Moore Wallace’s Term Loan B (outstanding balance of $497.5 million, of which approximately $5.0 million was classified as short-term debt, as of December 31, 2003).

Also represents payment of $2.2 million and $2.1 million for accrued interest related to the Moore Wallace $403 Senior Notes and Moore Wallace’s Term Loan B, respectively.

Additionally, represents the write-off of the $2.5 million discount related to the Moore Wallace $403 million Senior Notes, and the $14.2 million non-cash write-off of the fair value adjustment related to these same Senior Notes.

(1)	Represents adjustments of $34.1 million and $7.3 million, net of cash paid, necessary to record the prepaid pension cost and pension liability, respectively, of Moore Wallace at estimated fair value. The adjustments incorporate the elimination of previously deferred gains and losses, the fair value of the projected benefit obligations discounted at market rates in effect at December 31, 2003 and the market value of plan assets at December 31, 2003 for the funded plans. The amount ultimately allocated to the fair value of the prepaid pension cost and pension liability may differ materially from this preliminary valuation.

Additionally, an estimated $20.6 million is required to be funded into a trust pursuant to certain Moore Wallace Supplemental Executive Retirement Plans, of which approximately $5.5 million would result in a non-recurring charge to earnings of Moore Wallace and an estimated increase of $4.6 million in deferred tax liabilities. The amount that will be funded will be based on the accumulated deferred compensation and accrued interest and may differ significantly from these estimates.

Also, represents elimination of the $17.2 million deferred liability relating to Moore Wallace’s interest rate swaps that will be liquidated in conjunction with the transaction resulting in an estimated $1.4 million non-recurring gain upon liquidation.

Represents the adjustments to current income taxes payable of $8.1 million for the funding of the Moore Wallace Supplemental Executive Retirement Plan.

(m)	Represents the adjustment of $54.3 million necessary to record the postretirement liability of Moore Wallace at estimated fair value. The adjustment incorporates the elimination of previously deferred gains and losses and the fair value of the projected benefit obligations discounted at market rates in effect at December 31, 2003. The amount ultimately allocated to the fair value of the postretirement liability may differ materially from this preliminary valuation.
(n)	Represents a preliminary estimate of $5.1 million for the amount required to be funded pursuant to the Moore Wallace director deferred compensation plan change in control provisions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF RR DONNELLEY AND MOORE WALLACE

Year Ended December 31, 2003

U.S. GAAP (in thousands of U.S. $, except per share data)

	RR Donnelley (a)	Moore Wallace (a)(b)	WCS Pro Forma 135 Days Ended April 30, 2003 (a)(c)	Pro Forma Adjustments		Pro Forma(e)
Net sales	$4,787,162	$2,872,796	$544,516	$—		$8,204,474

Cost of sales	3,683,893	2,022,137	398,160	13,241	(d)	6,117,431
Selling, general and administrative expenses	539,913	518,943	92,881	13,431	(d)(k)	1,165,168
Provision for (recovery of) restructuring costs, net, and impairment charge ($8,860 and $7,169 at RR Donnelley and WCS, respectively)	16,427	13,577	(606)	—		29,398
Depreciation and amortization	276,136	111,792	22,655	10,378	(f)	420,961

Total operating expenses	4,516,369	2,666,449	513,090	37,050		7,732,958

Income from operations	270,793	206,347	31,426	(37,050)		471,516

Interest expense, net	50,359	54,939	9,053	(14,213	)(g)	100,138
Debt settlement costs	—	7,493	—	(7,493	)(h)	—
Gain on sale of businesses and investments	5,526	3,598	—	—		9,124
Other expenses (income), net	17,827	6,610	—	(3,925	)(i)	20,512

Earnings before taxes and minority interest	208,133	140,903	22,373	(11,419)		359,990

Income tax expenses	31,768	7,894	13,044	(4,511	)(j)	48,195
Minority interest expense (income)	(144)	1,254	—	—		1,110

Net earnings	$176,509	$131,755	$9,329	$(6,908)		$310,685

Net earnings per share:
Basic	$1.56					$1.44
Diluted	$1.54					$1.43
Average shares outstanding (in thousands):
Basic	113,285			103,069	(k)	215,354
Diluted	114,302			102,603	(k)	216,905

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

(a)	Certain reclassifications have been made to the historical presentation of RR Donnelley, Moore Wallace and WCS financial information in order to conform to the pro forma condensed combined presentation.
(b)	Historical results of Moore Wallace are prepared in accordance with Canadian GAAP and have been adjusted to conform with RR Donnelley’s presentation under U.S. GAAP. The differences between Canadian GAAP and U.S. GAAP that are material to Moore Wallace’s unaudited consolidated statements of operations for the year ended December 31, 2003 are described in the section entitled “—Differences Between Canadian GAAP and U.S. GAAP.”
(c)	The historical results of WCS for the 135 days prior to Moore Wallace’s merger with WCS were calculated using the unaudited historical results for the quarter ended April 30, 2003 plus one-half of the historical unaudited results for the quarter ended January 31, 2003.
(d)	Represents pro forma adjustments required to eliminate amortization of actuarial deferred gains and losses resulting from the fair valuation of the prepaid pension costs, pension liability and postretirement liability of $22.1 million ($13.2 million in cost of sales and $8.8 million in selling, general and administrative expenses) for the year ended December 31, 2003.
(e)	The pro forma statement of operations does not reflect the following: an estimated $60.1 million non-recurring charge to cost of sales that will be incurred as the capitalized manufacturing profit added to inventory under purchase accounting is recorded as those inventories are sold following the close of the transaction; the recognition of an $8.7 million charge to intangible assets attributable to backlog for amortization within the year following the completion of the transaction; a $5.5 million non-recurring charge associated with the funding of a Moore Wallace Supplemental Executive Retirement Plan; a $1.4 million non-recurring gain from the liquidation of Moore Wallace’s interest rate swaps; and a charge of approximately $19.3 million related to advisory fees paid by Moore Wallace. These charges are directly attributable to the transaction, are non-recurring in nature and are not expected to have a continuing impact on the results of operations of the combined company.
(f)	Represents a pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to property, plant and equipment, amortizable intangible assets and system development costs as illustrated below. The amount of this adjustment and the assumptions regarding useful lives are preliminary and based on our management’s estimates and preliminary valuations as they relate to the underlying fair values and useful lives. The actual adjustment may differ materially and will be based on final valuations.

	Fair Value	Useful Life (in years)	Pro Forma Annual Depreciation and Amortization	Year Ended December 31, 2003 Moore Wallace and WCS Depreciation and Amortization
	(in thousands)
Property, plant and equipment	$780,377	3-30	$98,140
Amortizable intangibles:
Customer relationships	$213,800	15	$14,253
Patents	100,900	8	12,613
Non-compete agreements	17,600	2	8,800

Total amortizable intangibles	$332,300

System development costs	$55,100	5	$11,020
Tradename	$310,900	Indefinite	$—
Backlog (see note e)	$8,700	Less than 1 year	$—

Total depreciation and amortization			$144,826	$134,448

Pro forma adjustment to depreciation and amortization				$10,378

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS—(Continued)

(g)	Reflects pro forma interest expense adjustment for the year ended December 31, 2003, calculated as follows to reflect the debt structure adjusted for the effects of the transaction:

2003
(in thousands)
New RR Donnelley Notes due 2009 (1)	$15,000
New RR Donnelley Notes due 2014(2)	29,700
Amortization of deferred financing fees(3)	1,525
Commitment fees(4)	900
Other interest	2,654

Pro forma total interest expense	49,779
Less historical interest expense—Moore Wallace	(54,939)
Less historical interest expense—WCS	(9,053)

Pro forma adjustment	$(14,213)

(1)	Reflects pro forma interest expense on the $400 million New RR Donnelley Notes due 2009 using an outstanding balance of $400 million and a coupon interest rate of 3.75%.
(2)	Reflects pro forma interest expense on the $600 million New RR Donnelley Notes due 2014 using an outstanding balance of $600 million and a coupon interest rate of 4.95%.
(3)	Reflects amortization of estimated deferred financing fees and discount on the New RR Donnelley Notes over the term of the related debt.
(4)	Reflects commitment fees of 0.09% on estimated undrawn funds under the revolving credit facility of $1.0 billion.

(h)	For the year ended December 31, 2003, reflects the elimination of the write-off of non-recurring $7.5 million of debt issuance costs resulting from financing related to Moore Wallace’s merger with WCS on May 15, 2003.
(i)	Reflects the pro forma adjustment to eliminate the $3.9 million non-recurring charge incurred for the fair market value adjustment for Moore Wallace’s interest rate swaps directly attributable to the financing of Moore Wallace’s merger with WCS.
(j)	Reflects the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 39.5%.
(k)	Reflects recognition of unearned compensation costs of $4.6 million for the year ended December 31, 2003, related to the exchange of unvested restricted stock and stock options and the issuance of restricted stock units.

Differences Between Canadian GAAP and U.S. GAAP

The following describes the material adjustments to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 24 to Moore Wallace’s December 31, 2003 consolidated financial statements which are included in or incorporated by reference into this offering memorandum.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS—(Continued)

Moore Wallace’s Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP with the following exceptions:

Pensions and Postretirement Benefits

With the adoption of Canadian Institute of Chartered Accountants (CICA) Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. In contrast, under U.S. GAAP, net gains (losses), net assets and prior service costs that occurred before January 1, 2000 are recognized over the appropriate amortization period.

Income Taxes

The liability method of accounting for income taxes is used for both Canadian GAAP and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse.

Stock Compensation

The adoption of CICA Handbook, Section 3870—Stock-Based Compensation and Other Stock-Based Payments reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Moore Wallace uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for Moore Wallace’s Series 1 Preference Share options (which we refer to in this offering memorandum as preference share options), whereas under U.S. GAAP, the expense is measured at the fair value of the preference share options, less the amount the employee is required to pay, and is accrued over the vesting period.

In April 2002, the Moore Wallace shareholders approved the amendment of the options to purchase Series 1 Preference Shares (which we refer to in this offering memorandum as preference shares) to eliminate the cash-out provision and to make them exercisable for one common share per preference share option. The exercise price and the number of preference share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these preference share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian GAAP and U.S. GAAP relates solely to the amendment of the preference share options.

Additionally, no compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval.

Comprehensive Income

U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of Moore Wallace from transactions and other events other than those resulting from transactions with owners and is comprised of net income and other comprehensive income. The components of

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS—(Continued)

other comprehensive income for Moore Wallace are unrealized foreign currency translation adjustments, the change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

Accounting for Derivative Instruments and Hedging Activities

For U.S. GAAP purposes, Moore Wallace’s interest rate swaps are designated as cash flow hedges, and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

Foreign Currency Translation

Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

Business Process Reengineering

Under U.S. GAAP, business process reengineering costs are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, Moore Wallace capitalized business process reengineering costs and classified them as computer software. In 2002, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

Convertible Debentures

The debt issue costs disclosed on the U.S. GAAP reconciliation represents the change in the fair value of contingent consideration granted in connection with the December 2001 induced conversion of the Moore Wallace subordinated convertible debentures. The contingent consideration is the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average Moore Wallace share price at December 31, 2003 and 2002. For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third-party valuation using an option pricing valuation model that includes Moore Wallace’s share price volatility, cost of borrowings and certain equity valuation multiples.

The following tables provide a reconciliation of Moore Wallace net earnings as reported under Canadian GAAP to net earnings under U.S. GAAP.

Year Ended December 31, 2003
(in thousands)
Net earnings as reported	$114,176
U.S. GAAP ADJUSTMENTS:
Pension expense	4,139
Postretirement benefits	17,326
Computer software	6,785
Debt conversion costs	1,169
Stock-based compensation	(602)
Income taxes	(11,238)

Net earnings under U.S. GAAP.	$131,755

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS—(Continued)

The following table lists the Moore Wallace balance sheet items that would have been materially different had they been presented under U.S. GAAP:

	As of December 31, 2003
	Canadian GAAP	U.S. GAAP
	(in thousands)
Net pension asset	$(188,539)	$(123,128)
Computer software, net	(106,603)	(87,852)
Fair value derivatives—liability	3,925	17,229
Postretirement benefits	261,525	368,932
Deferred income taxes, net	43,756	(27,821)
Accounts payable and accrued liabilities	668,198	662,198
Long-term debt	899,038	884,815
Accumulated other comprehensive income	(117,661)	(85,206)
Share capital	915,500	917,639
Retained earnings	228,777	81,110

(c) Exhibits:

Exhibit Number Description of Exhibit

2.1	Combination Agreement, dated as of November 8, 2003, between R. R. Donnelley & Sons Company and Moore Wallace Incorporated is incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by R. R. Donnelley & Sons Company on November 10, 2003
2.2	First Amendment to Combination Agreement, dated as of February 19, 2004, between R. R. Donnelley & Sons Company and Moore Wallace Incorporated is incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by R. R. Donnelley & Sons Company on February 20, 2004
2.3	Consent of Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

By:	/S/ SUZANNE S. BETTMAN

Suzanne S. Bettman Sr. Vice President, General Counsel and Assistant Secretary

Date: March 15, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Combination Agreement, dated as of November 8, 2003, between R. R. Donnelley & Sons Company and Moore Wallace Incorporated is incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by R. R. Donnelley & Sons Company on November 10, 2003

2.2	First Amendment to Combination Agreement, dated as of February 19, 2004, between R. R. Donnelley & Sons Company and Moore Wallace Incorporated is incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by R. R. Donnelley & Sons Company on February 20, 2004

2.3	Consent of Deloitte & Touche LLP